     SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form SB-2

Registration Statement
Under
The Securities Act of 1933

ORDERPRO LOGISTICS, INC.
(Name of small business issuer in its charter)

Nevada	4731	86-0982348
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number )	Identification No.)

7400 North Oracle Road - Suite 162, Tucson, Arizona	85704
(Address of principal executive offices)	(Zip code)

Registrant’s Address and Telephone number, including area code:

Jeffrey M. Smuda
President and Chief Executive Officer
OrderPro Logistics, Inc.
7400 N. Oracle Road Suite 162
Tucson, AZ 85704
(520) 575-5745
(Name, address and telephone number of Agent for Service)

Copies of communications to:

Owen Naccarato, Esq.
Naccarato & Associates
18301 Von Karman Ave., Suite 430
Irvine, California 92612
(949) 851-9261

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

Calculation of registration fee

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Exercise price per share	Proceeds to OPLO	Amount of registration fee
Common Shares, par value $.0001 underlying convertible preferred shares	73,333,333 (3)	$ .03	$2,200,000			$ 278.74
Shares underlying warrant	1,500,000 (4)			$ .10	$ 150,000	$ 19.01
Shares issued to Employees and Consultants	20,314,214 (5)	$ .03	$ 609,426			$ 77.21
Total Registration Fee						$ 374.96

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of convertible preferred shares and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the convertible preferred shares and the exercise of the warrants as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the convertible preferred shares and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the convertible preferred shares to account for market fluctuations and the number of shares of common stock that we believe will be issuable upon exercise of the warrants to account for antidilution and price protection adjustments. Should the conversion ratio of the secured convertible debentures result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2)    Estimated solely for the purpose of determining the registration fee.
(3)    Common stock issuable upon conversion of an aggregate of 11,000 convertible preferred shares.
(4)    Common stock issuable upon the conversion of warrants issued in connection with the convertible preferred shares.
(5) Restricted shares issued to certain employees (including insiders) and consultants.

---------------------
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effectiveness date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

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PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED October 29, 2004

ORDERPRO LOGISTICS, INC.
95,147,547 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 95,147,547 shares of Orderpro Logistics, Inc. (“OPLO”) common stock, including 23,333,333 shares of common stock issuable to Mercator Momentum Fund, LP upon the conversion of 3,500 shares of Series A convertible preferred stock, 50,000,000 shares of common stock issuable to Mercator Momentum Fund III, LP, upon the conversion of 7,500 shares of Series A convertible preferred stock, up to an aggregate of 1,500,000 shares of common stock, issuable (up to 381,818 shares to Mercator Momentum Fund, LP, up to 818,182 shares to Mercator Momentum Fund III, LP, and up to 300,000 shares to Mercator Advisory Group, LLP), upon the exercise of common stock purchase warrants at $.10 per share and 20,314,214 shares to be issued to certain employees and consultants (see selling shareholders for detail).

On January 16, 2004, OPLO issued an aggregate of 11,000 shares of its Series A convertible preferred stock (3,500 shares to Mercator Momentum Fund, LP, and 7,500 shares to Mercator Momentum Fund III, LP), par value $0.0001 per share, which shall be convertible into shares of the Company's Common Stock. The convertible preferred stock can be converted into shares of common stock with the conversion price per share being 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

The holders of the Series A convertible preferred stock (Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP) may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series A preferred stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation's Common Stock then outstanding.

On January 16, 2004, OPLO also issued 3 warrants, which entitled the holders to acquire up to and aggregate of 1,500,000 shares of common stock (up to 381,818 shares to Mercator Momentum Fund, LP, up to 818,182 shares to Mercator Momentum Fund III, LP, and up to 300,000 shares to Mercator Advisory Group, LLP), upon the exercise of common stock purchase warrants at $.10 per share.

The Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Mercator Advisory Group, LLP are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol "OPLO". On October 18, 2004, the closing bid price of our Common Stock on the OTC Bulletin Board was $.02.

OPLO’s shares of Common Stock are “penny stocks” as defined in the Securities Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. See the “Risk Factors” section beginning on page 7 of this Prospectus discussing the applicability of the “Penny Stock Rules” to transactions in OPLO’s securities.

Investing in these securities involves significant risks. See "Risk Factors" beginning on page 7 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 29, 2004

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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Prospectus Summary

This summary contains all material terms of the offering. To understand this offering fully, you should read the entire document carefully. Please pay particular attention to the section entitled “Risk Factors” and the section entitled “Financial Statements”.

Unless otherwise indicated, this Prospectus assumes that any of OPLO’s outstanding options or warrants have not been exercised into shares of OPLO’s Common Stock.

OrderPro Logistic, Inc.

On September 29, 2000, as part of an Agreement and Plan of Reorganization, FifthCAI, Inc., a Nevada public shell corporation which up to that point had had only limited operations, issued approximately 4.9 million shares of common stock to the principles of FifthCAI, Inc. and changed its name to OrderPro Logistics, Inc. In conjunction with the transaction, we had a reorganization of our equity, establishing a par value of $0.0001 per share and accomplishing a 6.20-shares-for-one split.

OrderPro initially provided freight brokerage and logistics services through Internet access, on-site presence and custom designed software. Orderpro currently provides the following three types of business shipping services:

•	Delivery and assembly/installation services to a myriad of customers. All American Assemblies initially focused on "RTA" (ready-to-assemble) furniture and office reconfigurations. All American Assemblies quickly grew its customer base by providing customer service, reasonable pricing, and a structured hands-on training program for field assembler personnel.

•	Supporting inter-modal transportation options for Mexico. Based out of their Midwest headquarters in McCook, Illinois, the company expanded its operating scope in 2001 to include both regional and container yard operations. TransMex Logistics also has offices in Laredo, Texas and Mexico City.

All of the Company's operations are currently under the direction of Mr. Jeffrey M. Smuda, President and CEO. The Chief Financial Officer reports ddirectly to the President & CEO. All finance, human resources, software development, website design, customer service, and dispatch operations are performed at the corporate office located in Tucson, Arizona.

For the six months ended June 30, 2004, we generated revenues in the amount of $2,165,680 and net losses of $8,333,505. In addition, for the year ended December 31, 2003, we generated revenue in the amount of $959,410 and a net loss of $5,678,512. Our accumulated deficit for the year ended December 31, 2003 was $10,279,291.

Our principal offices are located at 7400 N. Oracle Road, Suite 162, Tucson, AZ 85704, and our telephone number is (520) 575-5745. We are a Nevada corporation.

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The Offering

Securities Offered by Selling Shareholders
Up to 95,147,547 including i) 73,333,333 shares of common stock underlying 11,000 shares of convertible preferred stock with a principal amount of $1,100,000, ii) up to 1,500,000 shares of common stock issuable upon the exercise of purchase warrants at an exercise price of $.10 per share, and iii) 20,314,214 shares issued or to be issued to certain employees and consultants.

Common Stock Outstanding after the offering…	Up to 211,222,957 Shares

Offering Price	The selling shareholders can sell the shares at any price.

Use of Proceeds
This prospectus relates to shares of OPLO’s common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares by the selling shareholders. However, we will receive proceeds upon the exercise of any warrants that may be exercised by the selling shareholders. These funds will be used for ongoing operations.

Market for our Common Stock
Our Common Stock is quoted on the Over-the Counter Bulletin Board, also called OTCBB, under the trading symbol "OPLO". The market for our Common Stock is highly volatile. We can provide no assurance that there will be a market in the future for our Common Stock.

The above information regarding common stock to be outstanding after the offering is based on 116,075,410 shares of common stock outstanding as of September 15, 2004 and assumes the subsequent conversion of the 11,000,000 issued convertible preferred shares and the exercise of warrants, including up to 1,500,000 shares of common stock at an exercise price of $.10 per share.

On January 16, 2004, OPLO issued an aggregate of 11,000 shares of its Series A Convertible Preferred Stock (3,500 shares to Mercator Momentum Fund, LP, and 7,500 shares to Mercator Momentum Fund III, LP), par value $0.0001 per share, which shall be convertible into shares of the Company's Common Stock. The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

The holders of the Series A Convertible Preferred Stock (Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP) may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation's Common Stock then outstanding.

On January 16, 2004, OPLO also issued 3 warrants, which entitled the holders to acquire up to and aggregate of 1,500,000 shares of common stock (up to 381,818 shares to Mercator Momentum Fund, LP, up to 818,182 shares to Mercator Momentum Fund III, LP, and up to 300,000 shares to Mercator Advisory Group, LLP), upon the exercise of common stock purchase warrants at $.10 per share.

In addition, OPLO intends to issue up to 20,314,214 shares of common stock to certain employees and consultants. (see Selling Shareholders section on page 30).

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Risk Factors

An investment in shares of Orderpro Logistics, Inc. (“OPLO”) Common Stock involves a high degree of risk. You should carefully consider the following information, which summarizes all material risks, together with the other information contained in this prospectus, before you decide to buy OPLO’s common stock. If any of the following risks actually occur, OPLO’s business would likely suffer. In these circumstances, the market price of OPLO’s common stock could decline, and you may lose all or part of your investment.

Risks Relating to our Business:

 OPLO has sustained continuing losses making it a risky investment.

OPLO has a history of losses from operations and does not anticipate realizing a profit during the next fiscal year, therefore an investment in OPLO is at a risk of being lost. Our financial statements highlight that we have a working capital deficiency of $1,630,541 at December 31, 2003 and $1,146,088 at December 31, 2002, plus recurring losses from operations may raise some doubt about our ability to continue as a going concern. For the quarter ended June 30, 2004 we have a working capital deficiency of $1,785,861. The financial statements do not include any adjustments that might result from the outcome of this activity.

OPLO incurred a loss for the year ended December 31, 2003 of $5,678,512 and a loss of $3,309,706 in the year ended December 31, 2002, and a loss for the six months ended June 30, 2004 of $8,333,505. OPLO does not anticipate realizing a profit during the next fiscal year. The accumulated deficit for the year ended December 31, 2003 and 2002 was $10,279,291 and $4,600,779 respectively. The accumulated deficit through June 30, 2004 was $18,612,796.

Also, the services of JBP Express have been temporarily suspended as a result of the management and office staff resigning their employment the week of October 11, 2004 which could contribute to additional losses going forward until this situation is stabilized. At the moment, the client/customer relationships still exist and the facility and trucks are still available for us to revive the operations if we decide to do so. We are currently in discussions with our bank which has control of JBP’s receivables as collateral on a bank line of credit to determine what funds, if any, are available to OPLO. We are also in the process of reevaluating the operations of this facility to determine what impact, if any, the shutting down of JBP will have on the operation of OPLO. This event could potentially have a material effect the financial statements of the company in that JBP accounted for 79.4 % of OPLO’s total revenue for the six months ended June 30, 2004. Management is assessing the recoverability of its assets, including, as mentioned above, its accounts receivables, and is analyzing the operational viability of this subsidiary. Upon completion of this investigation, the Board of Directors will convene to determine the best course of action.

Competition for customers is intense because of the numerous well-established freight brokers and logistic service providers.

Our market share and revenues would suffer if we were not able to compete successfully for customers. Competition for customers is intense. We currently compete or expect to compete for customers with the companies that provide freight brokerage, over-the-road transportation, and third party logistics services.

Increase in the cost of fuel, especially diesel fuel, will reduce our profits unless we can pass along the increase to our customers.

Increased energy costs in the trucking industry could have a material adverse effect on OrderPro Logistics. In the past sharp increases in fuel costs have been at least partially passed on to our customers through increased rates or surcharges. However, we may not be able to recover increased costs through increased rates in the future, which would impact our ability to maintain profit margins necessary to continue in business.

An increase in freight costs during the term of any logistics contracts could adversely impact our margins.

Increased freight costs could have a material adverse effect on OrderPro Logistics. If we enter into long-term contracts with our logistics clients, we may establish a base rate for the cost of freight services. If the cost of our freight service increases, our operating margins could decrease and have a significant effect on our earnings. Increased freight costs could limit our ability to service our client base. If we are unable to recapture increased freight costs it may be wise and prudent to decline providing services.

If carriers increase their rates or refuse to do business with us we would be unable to operate at a profit.

The nature of our business requires that others provide some of the transportation services necessary to fulfill our business obligations. Significant rate increases by carriers that could not be passed along to our customers would result in a negative and adverse condition which would necessitate that OrderPro Logistics stop providing freight services to its customers. Business conditions could exist for carriers where they no longer chose to provide freight services either to the industry or to OrderPro. If we did not or could not provide freight services to our customers it would have a material adverse effect on our revenues, profitability, and ability to execute the business plan.

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OPLO’ failure to cover the cost of revenues and other expenses may increase the risk that OPLO will be unable to obtain additional funding on acceptable terms.

OPLO’s revenues have been insufficient to cover operating expenses. Therefore, OPLO has been dependent on private placements of its common stock and issuance of convertible securities in order to sustain operations. In addition, there can be no assurances that the proceeds from private or other capital will continue to be available or that we will be able to obtain funding on terms that are acceptable to us, or that revenues will increase to meet OPLO’s cash needs, or that a sufficient amount of OPLO’s common stock or other securities can or will be sold or that any common stock purchase options/warrants will be exercised to fund the operating needs of OPLO.

Loss of key personnel would have a detrimental impact on the future of OrderPro

The success of OrderPro Logistics, Inc. and the execution of its business strategy will depend significantly upon the continuing contributions of qualified personnel, and on the company's ability to attract, train and retain future personnel. In this regard, the company is particularly dependent upon the services of Mr. Jeffrey M. Smuda, Chairman of the Board, President and Chief Executive Officer. He has over 20 years experience in the disciplines of supply chain management, with specific emphasis on the transportation industry. Mr. Smuda has directed multi-modal logistics solutions across a multitude of industries and countries. Ms. Patricia L. Green is member of the Board of Directors. Mr. Joel Windorski is the Director of Business Development and is also a member of the Board of Directors.

Risks Relating to our Stock:

The issuance of the shares in this offering, plus the existing outstanding convertible notes, will result in dilution.

There are a large number of shares underlying the convertible preferred shares and warrants in this offering that may be available for future sale and the sale of these shares may depress the market price of OPLO’s common stock and may cause substantial dilution to OPLO’s existing stockholders.

The number of shares of common stock issuable upon conversion of the convertible preferred shares in this offering may increase if the market price of OPLO’s stock declines. All of the shares, including all of the shares issuable upon conversion of the preferred shares and upon exercise of OPLO’s warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of OPLO’s common stock. The issuance of shares upon conversion of the convertible preferred shares and exercise of outstanding warrants will also cause immediate and substantial dilution to OPLO’s existing stockholders and may make it difficult to obtain additional capital.

The following gives examples of the number of shares that would be issued if the convertible preferred shares in this offering were converted at one time at prices representing 70% of market price, 50% of market and the floor price of $0.01. As of September 15, 2004, we had 116,075,410 shares of common stock outstanding.

·	70% of current stock price:

OPLO’s stock converted at 70% of current stock price would result in a conversion rate of $.021 cents. To convert the $1,100,000 convertible preferred debentures would require 52,380,952 shares of OPLO’s common stock, or 45% of OPLO’s current outstanding shares.

·	50% of current stock price:

OPLO’s stock converted at 50% of current stock price would result in a conversion rate of $.015 cents. To convert the $1,100,000 convertible debenture would require 73,333,333 shares of OPLO’s common stock, or 63% of OPLO’s current outstanding shares.

·	Floor price of $0.01

OPLO’s stock converted at the floor price would result in a conversion rate of $.01 cents. To convert the $1,100,000 of convertible debentures would require 110,000,000 shares of OPLO’s common stock, or 95% of OPLO’s current outstanding shares.

See the “Security Ownership Table”, description of securities and the “Selling Security Holder Table” beginning on page 31, 34 and page 35, respectively, of this Prospectus.

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The overhang affect from the resale of the selling shareholders securities on the market could result in lower stock prices when converted

Overhang can translate into a potential decrease in OPLO’s market price per share. The common stock underlying unconverted Series A preferred shares represents overhang. The Preferred shares are converted into common stock at a discount to the market price providing the debenture holder the ability to sell his or her stock at or below market and still make a profit, which is incentive for the holder to sell the shares as quickly as possible to ensure as much profit as possible in case the stock price falls. If the share volume cannot absorb the discounted shares, OPLO’s market price per share will likely decrease. As the market price decreases, each subsequent conversion will require a larger quantity of shares.

Short selling common stock by warrant and security holders may drive down the market price of OPLO’s stock.

The warrant and security holders may sell shares of OPLO’s common stock on the market before exercising the warrant or converting the debenture. The stock is usually offered at or below market since the warrant and security holders receive stock at a discount to market. Once the sale is completed the holders exercise or convert a like dollar amount of shares. If the stock sale lowered the market price, upon exercise or conversion, the holders would receive a greater number of shares then they would have absent the short sale. This pattern may result in the spiraling down of OPLO’s stock’s market price.

OPLO’s common stock is subject to the "Penny Stock" rules of the SEC and the trading market in OPLO’s securities is limited, which makes transactions in OPLO’s stock cumbersome and may reduce the value of an investment in OPLO’s stock.

OPLO’s shares of Common Stock are “penny stocks” as defined in the Exchange Act, which are quoted in the over-the-counter market on the OTC Bulletin Board. As a result, an investor may find it more difficult to dispose of or obtain accurate quotations as to the price of the shares of the Common Stock being registered hereby. In addition, the “penny stock” rules adopted by the Commission under the Exchange Act subject the sale of the shares of the Common Stock to certain regulations which impose sales practice requirements on broker-dealers. For example, broker-dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	The bid and offer price quotes for the penny stock, and the number of shares to which the quoted prices apply.
•	The brokerage firm’s compensation for the trade.
•	The compensation received by the brokerages firm’s salesperson for the trade.

In addition, the brokerage firm must send the investor:

•	Monthly account statement that gives an estimate of the value of each penny stock in your account.
•	A written statement of your financial situation and investment goals.

Legal remedies, which may be available to you, are as follows:

•	If penny stocks are sold to you in violation of your rights listed above, or other federal or state securities laws, you may be able to cancel your purchase and get your money back.
•	If the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.
•	If you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker-dealer, the broker-dealer must also approve the potential customer’s account by obtaining information concerning the customer’s financial situation, investment experience and investment objectives. The broker-dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the Commission’s rules may limit the number of potential purchasers of the shares of the Common Stock.

Resale restrictions on transferring “penny stocks” are sometimes imposed by some states, which may make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

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Various state securities laws impose restrictions on transferring “penny stocks” and as a result, investors in the Common Stock may have their ability to sell their shares of the Common Stock impaired. For example, the Utah Securities Commission prohibits brokers from soliciting buyers for “penny stocks”, which makes selling them more difficult.

Further dilution may occur if OPLO enters into additional service contracts in the future, which requires issuance of more common stock shares.

Assuming there was no change in the net tangible book value (net tangible book value means total assets (exclusive of copyrights, patents, goodwill, research and development costs and similar intangible items) minus total liabilities) of OPLO after June 30, 2004 and taking into consideration $1,623,426 net proceeds received from the offering, our adjusted net tangible book value as determined after the receipt of net proceeds from such offering amount, will be $0.00 per share of common stock. This represents an immediate increase in our net tangible book value of $0.02 per share of Common Stock to the Existing Stockholders, and an immediate dilution of $0.02 per share to the investors purchasing shares of common stock in this offering (the “New Stockholders”).

The following table illustrates this per share dilution at June 30, 2004:

Offering Price per share of Common Stock (Avg)	$0.02

Adjusted net tangible book value (deficit) per share of
Common Stock at June 30, 2004
Before this Offering	$(0.02)

Increase attributable to the Offering	$0.02

Adjusted net tangible book value (deficit)
per share of Common Stock
After this Offering	$0.00

Dilution in adjusted net tangible book
Value per share of Common Stock
to New Stockholders	$0.02

In addition, further dilution could occur in the future due to any contracts we may enter into with third party entities for consulting or other services should any additional Common Stock shares be issued for those consulting or other services.

OPLO’s absence of dividends or the ability to pay them places a limitation on any investors return.

OPLO anticipates that for the foreseeable future, earnings will be retained for the development of its business. Accordingly, OPLO does not anticipate paying dividends on the common stock in the foreseeable future. The payment of future dividends will be at the sole discretion of OPLO's Board of Directors and will depend on OPLO's general business condition.

Information about forward-looking statements

This Prospectus contains certain forward-looking statements, which involve substantial risks and uncertainties. These forward-looking statements can generally be identified because the context of the statement includes words such as "may," "will," "except," "anticipate," "intend," "estimate," "continue," "believe," or other similar words. Similarly, this prospectus also contains forward-looking statements about our future. Forward-looking statements include statements about our:

Plans, Objectives, Goals, Strategies, Expectations for the future, Future performance and events, underlying assumptions for all of the above and other statements, which are not statements of historical facts.

These forward-looking statements involve risks and uncertainties discussed in the risk factor section (see page 7), which could cause our actual results to materially differ from our forward-looking statements. We make these forward-looking statements based on our analysis of internal and external historical trends, but there can be no assurance that we will achieve the results set forth in these forward-looking statements. Our forward-looking statements are expressed in good faith and we believe that there is a reasonable basis for us to make them.

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We have no obligation to update or revise these forward-looking statements to reflect future events.

Use of proceeds

OPLO will not receive any of the proceeds from the sale of the shares of common stock offered by the selling shareholders under this prospectus. There is a warrant being issued with the current funding. If the warrant was exercised, the maximum OPLO would receive are proceeds of $150,000.

If the resale of the warrant shares fails to be registered pursuant to an effective registration statement under the Securities Act, this warrant may affect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise. In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the common stock and the exercise price, and the denominator of which shall be the then current market price per share of common stock. For example, if the holder is exercising 100,000 warrants with a per warrant exercise price of $0.75 per share through a cashless exercise when the Common Stock’s current Market Price per share is $2.00 per share, the holder will receive 62,500 shares of Common Stock.

The proceeds, if any, that OPLO receives from the exercise of warrants will be used for working capital in support of the growing business.

The foregoing represents OPLO’s current best estimate of our use of the proceeds derived from the exercise of the warrants to purchase the shares of Common Stock offered in this prospectus, if any, based upon our present plans, the state of our business operations and current conditions in the industry in which we operate. OPLO reserves the right to change the use of the proceeds if unanticipated developments in our business, business opportunities, or changes in economic, regulatory or competitive conditions, make shifts in the allocations of proceeds necessary or desirable.

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Market for Common Equity and Related Stockholder Matters

Our common stock is quoted on the Over-the Counter Bulletin Board, also called the OTCBB, under the trading symbol “OPLO”. The following table set forth the quarterly high and low bid prices per share for our common stock. The bid prices reflect inter-dealer prices, without retail markup, markdown, or commission and may not represent actual transactions. OrderPro Logistics, Inc. first quote on the OTCBB was as of September 5, 2002.

Fiscal Year	Quarter Ended	High	Low

2002	September 30 2002	$2.00	$0.51
	December 31, 2002	$0.90	$0.05

2003	March 31, 2003	$0.28	$0.05
	June 30, 2003	$0.19	$0.05
	September 30, 2003	$0.33	$0.00
	December 31, 2003	$0.29	$0.11

2004	March 31, 2004	$0.24	$0.15
	June 30, 2004	$0.14	$0.05
	September 30, 2004	$0.04	$0.02

There have been no cash dividends declared to date and there are no plans to do so. There are no restrictions that limit the ability to pay dividends on common equity other than the dependency on OrderPro Logistics, Inc.’s revenues, earnings and financial condition.

As of September 30, 2004, there were approximately 96 registered shareholders of OPLO’s Common Stock.

Transfer Agent and Registrar

Our transfer agent is Computershare Investor Services, 350 Indiana Street, Suite 800, Golden CO 80401.  The phone number is (303) 262-0716.

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Summary Financial Information

The summary historical financial data should be read in conjunction with the financial statements (and notes thereto) of OPLO and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

	Year ended December 31,		Six months ended June 30, 2004,
	2003	2002	2004	2003
	(Audited)		(Unaudited)
Revenue	$ 959,410	$ 35,111	$ 2,165,680	$ 127,414
Cost of Goods Sold	760,997	59,618	1,894,332	136,782
Gross Margin	198,413	(24,507)	271,348	(9,368)
Total Operating Expense	5,500,046	2,898,305	8,002,768	1,490,285

Provision for Income Taxes	-	-	-	-
Other income (expenses), net	(376,879)	(386,894)	(602,085)	(217,672)
Net Loss	$(5,678,512)	$(3,309,706)	$(8,333,505)	$(1,717,325)
Weighted average Common
Shares outstanding	36,683,078	9,081,104	99,593,134	23,315,798

Net income (loss) per share	$ (0.15)	$ (0.36)	$ (0.08)	$ (0.07)

Total Assets	$ 1,351,992	$ 110,634	$1,783,241	$ 1,577,883
Total Liabilities	$ 2,019,735	$1,247,354	$2,244,925	$ 1,619,805
Shareholders’ deficit	$ (667,743)	$(1,136,720)	$(461,684)	$ (41,922)

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Management’s Discussion and Analysis of Financial Condition or Plan of Operation

General

OrderPro Logistics, Inc. is a customer-oriented provider of innovative and cost-effective logistics solutions. OrderPro provides complete supply chain management, including transportation services, on-site logistics management, process improvement consulting, claims management, private fleet management and procurement management.

* TECHNOLOGY - Order Pro currently combines shipping expertise with web enabled software. This technology provides the ability to rate quote on a nationwide basis, evaluating a variety of criteria to maximize savings. The Order Pro Technology includes specific management reporting, to allow the users the necessary visibility to their load activity. Future development will expand the capabilities of this technology, to compliment our multi-modal corporate profile.

Short Term Goals

* ACQUISITION STRATEGY: OrderPro has launched its expansion initiatives looking for acquisitions of transportation companies that are currently operating in markets that are strategic to the Company's growth plan. Our goal would be that any acquisition would increase the service capability and customer base of OrderPro.

* REVENUE SHARING AGREEMENTS: OrderPro has developed a third-party logistics business plan, focused on contracting with manufacturers to provide efficient and cost-effective logistics management services. The addition of small-to-medium sized logistics customers should provide added revenue during the next 12-18 months.

* RAPID PAY PROGRAM: OrderPro recognizes the critical contribution of freight carriers to the success of the Company. A primary objective is to build and maintain carrier loyalty by offering accelerated payment for services. Trucking companies typically provide lower cost services when receiving rapid payment, thereby enhancing the Company's profit potential.

* CUSTOMER SYNERGIES: We feel that by expanding the base of companies and customers of OrderPro will create opportunities not previously available for efficiencies, synergies and truckload optimization. This is core to profitable revenue growth and deep customer penetration.

Long Term Goals

OrderPro will pursue a well-planned business strategy to accelerate its revenue plan, increase its asset base, and achieve its goal of serving a more diversified customer network. OrderPro proposes to create a successful consolidated organization by expanding its 3PL (Third-Party Logistics) Program, by incorporating its value-added formula, by utilizing its internet-based management system, and by offering the inherent strength of its executives, employees, consultants and corporate alliances.

OrderPro is pursuing a regionally focused acquisition strategy to accelerate its revenue plan and achieve its goal of serving a broader and more diversified customer network. In the future, the Company plans to create a highly viable transportation broker/logistics management company that provides services by utilizing its Internet and software systems.

Our work force is expected to stay flat or increase at a rate equal to actual increases of our business operations.

To date, OrderPro has financed its operations principally through the founder's investment, the placement of convertible debentures and the sale of common stock and equity securities. We will consider both the public and private sale of securities and or debt instruments for expansion of operations if such expansion would benefit the overall growth and income objectives of the Company. Should sales growth not materialize, OrderPro may look to these public and private sources of financing. We do not know whether we can obtain sufficient capital on acceptable terms, if at all. Under such conditions, failure to obtain such capital likely would affect adversely the Company's ability to continue as a going concern, or at a minimum negatively impact the company's ability to timely meet its business objectives.

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Any additional equity financing may be dilutive to shareholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Failure to obtain capital likely would adversely affect the Company's ability to continue as a going concern or negatively impact the Company's ability to meet its business objectives.

RESULTS OF OPERATIONS
OrderPro suspended operations during the second quarter of 2002, to focus its efforts on completing it’s listing on the OTCBB, which was completed in September 2002. The Company resumed its planned operating activities in November of 2002, through the acquisition of the assets of Great Plains Transportation, Inc. However, for accounting purposes, this acquisition was not considered consummated, since the Company did not take effective control and possession of the assets and operations to be acquired. The cash transactions were maintained in a bank account over which the Company had no signature or authority and daily transactions and operations were initiated by an employee carried over from the previous ownership. The activity of the Great Plains assets has been removed from the financial statements. The Company's operations actually resumed, then, with the acquisition of the assets of TransMex in February 2003. OrderPro also completed the acquisitions of All American Assemblies and JBP Express in October 2003. As a result of the suspension of operations in 2002, the resumption of operations in late February 2003, and the late 2003 acquisitions included in 2004 operations, comparisons between the 2004 and 2003 periods presented are not meaningful.

The services of JBP Express have been temporarily suspended as a result of the management and office staff resigning their employment the week of October 11, 2004. At the moment, the client/customer relationships still exist and the facility and trucks are still available for us to revive the operations if we decide to do so. We are currently in discussions with our bank which has control of JBP’s receivables as collateral on a bank line of credit to determine what funds, if any, are available to OPLO. We are also in the process of reevaluating the operations of this facility to determine what impact, if any, the shutting down of JBP will have on the operation of OPLO. This event could potentially have a material effect the financial statements of the company in that JBP accounted for 79.4 % of OPLO’s total revenue for the six months ended June 30, 2004. Management is assessing the recoverability of its assets, including, as mentioned above, its accounts receivables, and is analyzing the operational viability of this subsidiary. Upon completion of this investigation, the Board of Directors will convene to determine the best course of action.

The accompanying 2002 financial statements have been restated to reclassify and expense the erroneous capitalization of internally developed software and to reverse the related amortization, to correct the valuation and presentation of stock issued for services, to record a beneficial conversion feature related to convertible debentures, and to remove customer lists and internally developed software received from the Company's then CEO and majority stockholder and the related liability to the stockholder.

The correction related to the software results from the reclassification to expense of items that were improperly capitalized. Additionally, amortization was improperly recorded; the software project was not substantially completed and costs should not have been amortized until the project was substantially completed and ready for its intended use. Software costs have been expensed as incurred as research and development in the accompanying financial statements.

The 2002 financial statements have also been restated to record the rescission of the acquisition of Great Plains Transportation, Inc., which had been recorded as of November 15, 2002. The Company did not take effective control and possession of the assets and operations to be acquired. The cash transactions were maintained in a bank account over which the Company had no signature or authority and daily transactions and operations were initiated by an employee carried over from the previous ownership. The net result on operations of the restatement for 2002 is to decrease the net loss by approximately $381,000. Loss per share decreased to $(0.36) from $(0.41).

Results of Operations for the three months ended June 30, 2004 compared to the three months ended June 30, 2003

As stated above, OrderPro suspended operations during the second quarter of 2002. The Company's operations actually resumed with the acquisition of the assets of TransMex in February 2003. OrderPro completed the acquisitions of All American Assemblies and JBP Express ( see comment above) in October 2003. As a result of the suspension of operations in 2002 and the resumption in late February 2003, along with the late 2003 acquisitions, comparisons between the 2004 and 2003 periods are not meaningful.

For the three months ended June 30, 2004, revenue was $1,178,678, cost of revenue was $1,015,507 and gross profit was $163,171, or 13.8% of revenue.

Operating expenses for the three month period ended June 30, 2004 totaled $2,160,387 which consisted of the following: 1) $1,522,515 of compensation and related costs of which $913,500 was paid through the issuance of common stock and $158,035 is attributable to the cost of the stock options issued, 2) professional fees of $422,790, 3) rent of $30,339, 4) telephone of $30,273, 5)factoring and bank fees of $30,972 and 6) travel and entertainment of $14,165. The Company also recorded an impairment of goodwill during 2004 of $105,000. This is related to the goodwill recorded in the acquisition of TransMex in February 2003.

For 2004 other expenses include interest expense of $8,942 and financing costs of $13,889, related to shares sold at a discount to market value.

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For the 2003 period, revenue was $71,492, cost of revenue was $58,849 and gross profit was $12,643, or 17.7% of revenue. The revenue resulted from the acquisition of the TransMex operations in late February.

Operating expenses for 2003 totaled $973,515 which consisted of the following, 1) compensation and related costs were $860,719, which includes $825,511 that paid through the issuance of common stock, 2) $23,255 in software development costs, 3) professional fees of $39,595, 4) rent of $24,424 and 5) insurance costs of $15,083.

For 2003 other expenses include interest expense of $71,377 and a non-cash charge for a beneficial conversion feature of the Company's convertible debentures of $67,943.

Results of Operations for the six months ended June 30, 2004 compared to the six months ended June 30, 2003

For the six months ended June 30, 2004, revenue was $2,165,680, cost of revenue was $1,894,332 and gross profit was $271,348, or 12.5% of revenue.

Operating expenses for the 2004 period totaled $8,002,768. Compensation and related costs were $6,936,255. Of that amount, $5,232,867 was paid through the issuance of common stock. An additional amount of $1,003,361 is attributable to the fair value of stock options issued. Significant other operating expenses include professional fees of $609,652, rent of $60,037, telephone of $54,835, factor and bank fees of $63,708 and travel and entertainment of $33,105. The Company also recorded an impairment of goodwill during 2004 of $105,000. This is related to the goodwill recorded in the acquisition of TransMex in February 2004.

For the 2004 period other expenses include interest expense of $25,388, financing costs of $574,697 (which include non-cash charges of $324,808 related to the beneficial conversion feature of the Company's preferred stock and warrants issued in the settlement of notes payable) and a non-cash charge for a beneficial conversion feature of the Company's convertible debentures of $2,000.

For the 2003 period, revenue was $127,414, cost of revenue was $136,782 and gross loss was $9,368. The revenue resulted from the acquisition of the TransMex operations in late February.

Operating expenses for the 2003 period totaled $1,490,285. Compensation and related costs were $1,117,011. Of that amount, $1,075,261 was paid through the issuance of common stock. The Company incurred costs of $53,102, which were related to the continued development of software. Costs related to the software have been expensed as incurred. Other operating expenses include professional fees of $49,945, business development costs of $138,868 and rent of $45,770.

For 2003 other expenses include interest expense of $81,923 and a non-cash charge for a beneficial conversion feature of the Company's convertible debentures of $135,749.

Liquidity and Capital Resources for the six months ended June 30, 2004 compared to the six months ended June 30, 2003

Cash used for operating activities was approximately $1,093,000 in the 2004 period as compared to approximately $345,000 in the 2003 period. The use of cash in 2004 is the result of a net loss of approximately $8,334,000, partially offset by non-cash charges of approximately $7,208,000, and a net change in operating assets and liabilities of approximately $32,000. For the 2003 period, a loss of approximately $1,717,000 was partially offset by non-cash charges of approximately $1,080,000 and a net change in operating assets and liabilities of approximately $292,000.

Cash used in investing activities for property and equipment and acquisitions was approximately $119,000 in the 2004 period, with no use of cash in 2003.

Cash generated by financing activities was approximately $1,225,000 in the 2004 period, as compared to approximately $361,000 in the 2003 period. During the 2004 period, the Company received net proceeds of $864,000 from the issuance of promissory notes, approximately $628,000 from the sale of common stock (including the exercise of options) and approximately $28,000 from cash overdrafts in bank accounts. The Company repaid notes payable in the amount of approximately $81,000 and had net transfers of cash to related parties of approximately $214,000. During the 2003 period, the Company received approximately $183,000 from the sale of debentures and net transfers of cash from related parties of approximately $179,000.

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At June 30, 2004 the Company had cash of approximately $23,000, which is offset by overdrafts of approximately $80,000. The Company expects that it will need to obtain additional debt and equity financing to maintain operations in 2004.

OrderPro had a net working capital deficit at June 30, 2004. The Company is attempting to raise additional debt or equity capital to allow it to expand the current level of operations. Actions have been implemented that have resulted in additional financing, administrative cost reductions and implementation of policies and procedures that are expected to have a positive impact on future operations.

The condensed consolidated financial statements as of June 30, 2004, have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying condensed consolidated financial statements, the Company has a net loss of $8,333,505, a negative cash flow from operations of $1,093,478 and a working capital deficiency of $1,785,861. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and become profitable. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

OrderPro executed two 5% promissory notes dated January 14, 2004, in the aggregate principal amount of $1,100,000. The due date of the notes was February 9, 2004. Net proceeds to the Company were $864,000. The Company settled these promissory notes in full through the issuance of an aggregate of 11,000 shares of Series A convertible preferred stock. The preferred stock is convertible into shares of common stock at a rate of 88% of market price, as defined. The Company also issued three warrants to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $0.30 per share.

During August 2004 OrderPro amended the Certificate of Designation of its Series A convertible preferred stock to reduce the conversion rate to 85% of market price, to set a floor on the conversion price at $0.01, and to set a ceiling on the conversion price of $0.04. The exercise price of the Warrants was adjusted to $.10 per share.

Also during August 2004 OrderPro executed two promissory notes, each in the principal amount of $275,000. The notes contain essentially the same terms. Each note bears interest at 5% per year. Each note calls for monthly payments of $27,500, commencing February 4, 2005, with each payment applied first to unpaid accrued interest, with the balance to principal. Any remaining principal balance, plus accrued interest, is due and payable in full on February 4, 2006.

To date, OrderPro has financed its operations principally through, the placement of convertible debentures and the sale of common stock and equity securities. We will consider both the public and private sale of securities and or debt instruments for expansion of operations if such expansion would benefit the overall growth and income objectives of the Company. Should sales growth not materialize, OrderPro may look to these public and private sources of financing. We do not know whether we can obtain sufficient capital on acceptable terms, if at all. Under such conditions, failure to obtain such capital likely would affect adversely the Company's ability to continue as a going concern, or at a minimum negatively impact the company's ability to timely meet its business objectives.

Any additional equity financing may be dilutive to shareholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Failure to obtain capital likely would adversely affect the Company's ability to continue as a going concern or negatively impact the Company's ability to meet its business objectives.

Results of Operations for the year ended December 31, 2003 compared to the year ended December 31, 2002

For the year 2003, revenue was $959,410, cost of revenue was $760,997 and gross profit was $198,413, or 21% of revenue. Revenue generated from the fourth quarter acquisitions was $737,547, and the gross profit attributable to that revenue was $179,592.

Operating expenses for 2003 totaled $5,500,046. Compensation and related costs were $4,787,610, of which $3,403,262 was paid through the issuance of common stock and $908,028 of which is attributable to the fair value of stock options issued. OrderPro incurred costs of $100,364, which were related to the continued development of software. Costs related to the software have been expensed as incurred, and the software development has been abandoned as of December 31, 2003. Significant other operating expenses include professional fees of $224,442, rent of $73,286, and insurance of $30,082.

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For 2003, other expenses include interest expense of $112,471 and a non-cash charge of $197,857 for a beneficial conversion feature of the Company's convertible debentures.

For the year 2002, revenue was $35,111 and cost of revenue was $59,618, resulting in a gross loss of $24,507. Operating expenses for 2002 totaled $2,898,305. Compensation and related costs were $2,398,708, of which $2,290,661 was paid through the issuance of common stock. The Company incurred costs of $67,343, which were related to the continued development of software. Costs related to the software have been expensed as incurred. Other operating expenses include professional fees of $301,444.

Liquidity And Capital Resources for the year ended December 31, 2003 compared to the year ended December 31, 2002

Cash used for operating activities was approximately $779,000 in 2003 as compared to approximately $348,000 in 2002. The use of cash in 2003 is the result of a net loss of approximately $5,679,000, partially offset by non-cash charges of approximately $4,537,000 and a net increase in operating assets and liabilities of approximately $363,000. For 2002, a loss of approximately $3,310,000 was partially offset by non-cash charges of approximately $2,723,000 and a net increase in operating assets and liabilities of approximately $239,000.

Cash used in investing activities was approximately $101,000 in 2003, with no use of cash in 2002. Cash expenditures for property and equipment and acquisitions were approximately $85,000.

Cash generated by financing activities was approximately $891,000 in 2003, as compared to approximately $343,000 in 2002. During 2003, the Company received approximately $190,000 from the sale of debentures, approximately $782,000 from the sale of common stock (including the exercise of options) and approximately $52,000 from cash overdrafts in bank accounts. The Company repaid notes payable of approximately $14,000 and had net transfers of cash to related parties of approximately $120,000. During 2002, the Company received approximately $156,000 from the sale of debentures and had net transfers of cash from related parties of approximately $202,000. The Company also repaid approximately $15,000 of cash overdrafts.

At December 31, 2003 the Company had cash of approximately $11,000, which is offset by overdrafts of approximately $52,000. The Company expects that it will need to obtain additional debt and equity financing to maintain operations in 2004.

OrderPro had a net working capital deficiency at December 31, 2003. The Company is attempting to raise additional debt or equity capital to allow it to expand the current level of operations. OrderPro executed two 5% promissory notes dated January 14, 2004, in the aggregate principal amount of $1,100,000. The due date of the notes was February 9, 2004. Net proceeds to the Company were $864,000. The Company settled these promissory notes in full through the issuance of an aggregate of 11,000 shares of Series A convertible preferred stock and three warrants to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $0.10 per share. The preferred stock is convertible into shares of common stock at a rate of 85% of market price, as amended.

Any additional equity financing may be dilutive to shareholders and such additional equity securities may have rights, preferences or privileges that are senior to those of our existing common stock. Furthermore, debt financing, if available, will require payment of interest and may involve restrictive covenants that could impose limitations on our operating flexibility. Failure to obtain capital likely would adversely affect the Company's ability to continue as a going concern or negatively impact the Company's ability to meet its business objectives.

Convertible Preferred Shares

In March 2004, OPLO issued an aggregate of 11,000 shares of its Series A Convertible Preferred Shares (3,500 shares to Mercator Momentum Fund, LP, and 7,500 shares to Mercator Momentum Fund III, LP), par value $0.0001 per share, which shall be convertible into shares of the Company's Common Stock. The convertible preferred stock can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

The holders of the Series A Convertible Preferred Stock (Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP) may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation's Common Stock then outstanding.

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Additionally, on January 16, 2004, OPLO also issued 3 warrants, which entitled the holders to acquire up to and aggregate of 1,500,000 shares of common stock (up to 381,818 shares to Mercator Momentum Fund, LP, up to 818,182 shares to Mercator Momentum Fund III, LP, and up to 300,000 shares to Mercator Advisory Group, LLP), upon the exercise of common stock purchase warrants at $.10 per share.

Going Concern

We need significant additional capital to execute our plan of operations. As set forth in the notes to our audited consolidated financial statements for the year ended December 31, 2003, based upon our prior net loses, negative cash flow from operations, working capital deficiencies and stockholders' deficit, our auditors have raised substantial doubt as to our ability to continue as a going concern. As stated above, actions have been implemented that have resulted in administrative cost reductions and implementation of policies and procedures that are expected to have a positive impact on future operations. OrderPro continues to evaluate its operations and management anticipates that significant additional actions will be implemented, including consolidation of operations and further cost and accounting control functions. While we face substantial risks and uncertainty, management believes that the recent additional financing, as well as our efforts to increase revenue and control costs will allow us to continue to operate for the next twelve months. However, due to the substantial risks involved in our operations, there can be no assurance that our operations will ultimately be profitable or that we will be able to continue operations as currently conducted.

Also, the services of JBP Express have been temporarily suspended as a result of the management and office staff resigning their employment the week of October 11, 2004. At the moment, the client/customer relationships still exist and the facility and trucks are still available for us to revive the operations if we decide to do so. We are currently in discussions with our bank which has control of JBP’s receivables as collateral on a bank line of credit to determine what funds, if any, are available to OPLO. We are also in the process of reevaluating the operations of this facility to determine what impact, if any, the shutting down of JBP will have on the operation of OPLO. This event could potentially have a material effect the financial statements of the company in that JBP accounted for 79.4 % of OPLO’s total revenue for the six months ended June 30, 2004. Management is assessing the recoverability of its assets, including, as mentioned above, its accounts receivables, and is analyzing the operational viability of this subsidiary. Upon completion of this investigation, the Board of Directors will convene to determine the best course of action.

Operating Leases

OrderPro leases the following properties:

1. A 2,903 square foot office facility for its corporate offices in Tucson, AZ. The facility is approximately 2903 square feet and payments under the lease are $3,991.63 per month. The lease commenced on October 10, 2003, and will continue through the initial lease term of five years.

2. A 3,600 square foot sale and administrative facility in Indianapolis, IN. The facility is approximately 3600 square feet and payments under the lease will are $2,448 per month. The lease terminates on December 31, 2004.

3. A 3-acre office and storage facility in McCook, IL. The facility is approximately 3 acres and payments under the lease are $5,000 per month. The lease is a month-to-month arrangement.

Inflation

We believe our operations and financial condition have suffered no adverse material effect due to inflation.

Other Information:

On August 2, 2004, we announced that we filed a Complaint in Superior Court of Pima County, Arizona, against our former Chief Executive Officer, Richard Windorski. The Company is seeking damages and injunctive relief, as necessary. The Complaint alleges that Mr. Windorski engaged in numerous schemes related to issuance of the Company’s shares, including receipt of kickbacks related to share issuances. The Complaint also alleges that Mr. Windorski diverted corporate funds without authorization for his personal benefit, and failed to account for such funds. The Complaint states that additional defendants, including the recipients of the improperly issued shares, may be named in the future.

On May 6, 2004, Richard L. Windorski resigned as Chairman and member of the Board of Directors. Jeffrey M. Smuda has replaced Mr. Windorski on the Board.

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Our Business

Corporate History

On September 29, 2000, as part of an Agreement and Plan of Reorganization, FifthCAI, Inc., a Nevada public shell corporation which up to that point had had only limited operations, issued approximately 4.9 million shares of common stock to the principles of FifthCAI, Inc. and changed its name to OrderPro Logistics, Inc. In conjunction with the transaction, we had a reorganization of our equity, establishing a par value of $0.0001 per share and accomplishing a 6.20-shares-for-one split.

OrderPro initially provided freight brokerage and logistics services through Internet access, on-site presence and custom designed software. During FY2001 and FY2002, management concentrated its efforts on building the company and its structure for the initial business launch during the 1st quarter of FY2003. The company also invested in the organizational framework necessary to launch and maintain its business plan.

Acquisitions

ALL AMERICAN ASSEMBLIES established in 1997 was acquired in October 2003. All American Assemblies is an Arizona company that provides delivery and assembly/installation services to a myriad of customers. All American Assemblies initially focused on "RTA" (ready-to-assemble) furniture and office reconfigurations. All American Assemblies quickly grew its customer base by providing customer service, reasonable pricing, and a structured hands-on training program for field assembler personnel.

TRANSMEX LOGISTICS-TransMex Logistics was acquired in February 2003 and was developed in 1991, with the goal of supporting inter-modal transportation options for Mexico. Based out of their Midwest headquarters in McCook, Illinois, TransMex Logistics expanded its operating scope in 2001 to include both regional and container yard operations. TransMex Logistics also has offices in Laredo, Texas and Mexico City.

JBP EXPRESS, founded in 1999, was acquired in October 2003. JBP is an Indianapolis based, multi-faceted trucking operation that provides consolidation and distribution services, in addition to its freight hauling services for its clients. In Indianapolis, trucking operations historically focused on short-haul deliveries within the Indianapolis metropolitan area. The fleet of trucks has typically been a blend of company owned trucks and leased trucks. JBP would employ owner operators (self employed truckers) on an as needed basis, but from a select population of pre-approved candidates. JBP entered into long distance hauling when it started receiving longer haul requests.

The services of JBP Express have been temporarily suspended as a result of the management and office staff resigning their employment the week of October 11, 2004. At the moment, the client/customer relationships still exist and the facility and trucks are still available for us to revive the operations if we decide to do so. We are currently in discussions with our bank which has control of JBP’s receivables as collateral on a bank line of credit to determine what funds, if any, are available to OPLO. We are also in the process of reevaluating the operations of this facility to determine what impact, if any, the shutting down of JBP will have on the operation of OPLO. This event could potentially have a material effect the financial statements of the company in that JBP accounted for 79.4 % of OPLO’s total revenue for the six months ended June 30, 2004. Management is assessing the recoverability of its assets, including, as mentioned above, its accounts receivables, and is analyzing the operational viability of this subsidiary. Upon completion of this investigation, the Board of Directors will convene to determine the best course of action.

Strategic Planning

As disclosed in the expansion plan for FY 2004, acquisitions are a key part of the strategic growth plan for FY2004. Targeted segments of industry and specialized services are the lead acquisition strategies. Discussions and due diligence evaluations are planned or currently underway with technology companies, freight brokerage companies and inter-modal freight forwarders. Synergies with current services, operating platforms, geographic locations and target markets all play into the decision making and timing. There is a multitude of acquisition options available in each market segment, lending to the "buyers market" mentality on behalf of OrderPro.

Current Information

OrderPro Logistics, Inc. ("OrderPro" or the "Company"), provides cost effective, timely and accurate information in the field of transportation management. The OrderPro philosophy recognizes that supply chain management is the charter that drives our customers’ decision-making, investments and staffing additions. With that knowledge, we are not just interested in moving their freight we are also interested in integrating every aspect of our customer's shipping needs from order entry through successful delivery to their ultimate destination. Offering service and support is fundamental to our success.

All of the Company's operations are currently under the direction of Mr. Jeffrey M. Smuda, President and CEO. The positions of Chief Financial Officer, Director of Support Services and Director of Business Development are directly responsible to the President & CEO. All finance, human resources, software development, website design, customer service, and dispatch operations are performed at the corporate office located in Tucson, Arizona.

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The corporate headquarters is currently located in the Northwest Corporate Center, 7400 North Oracle Road, Tucson, Arizona. A five-year lease has been negotiated to significantly expand the office space while disproportionately decreasing the overhead costs associated with the move. This is a critical accomplishment that will allow for the necessary staffing expansion and presentation facilities necessary to execute the Business Plan successfully. The expense of maintaining internal operations will not be costly. Additional personnel and equipment needed to sustain operational viability are planned as part of the orderly execution of the Company's business plan. Current and additional logistics business handled on-site for the customer is centrally monitored at the Company headquarters and managed at the customer site with a logistics specialist and minimal on-site equipment.

Product Lines

Specialized Services Operations

ALL AMERICAN ASSEMBLIES ("AAA"), as discussed above is our specialized service division with operations in Tucson, Phoenix and throughout Arizona. All American Assemblies provides specialized delivery and assembly installation services on a consumer direct basis for its customer base, working hand-in-hand to schedule and coordinate all delivery perimeters for our clients. All American Assemblies has grown their customer base through their customer service, reasonable pricing, and structured hands-on training programs for field assembler personnel.

International & Intermodal Operations

TRANSMEX LOGISTICS, as discussed above, offers a full range of logistics packages via contracts with carriers and service providers throughout North America.

TransMex has three main business lines that are Mexico Services, Regional Trucking, and Container Yard Operations.

 1. Mexico Services

Mexico Services include a Passport Plus program that provides clients with shipment tracking, document review, and customs clearance and order management all the way through the rate and billing process.

TransMex provides the ability for trucking clients to store loaded and empty containers to avoid excessive charges at the rail terminals. A qualified mechanic is on site to both inspect inbound equipment for damage as well as to repair equipment as specified by the owners. The 5-acre facility can be expanded, as needed, up to 12 acres and a Hyster six lift is available for full stacking capability.

Mexico services passport plus is a program that provides clients with the flexibility and expertise of shipment tracking, document review, customs clearance and order management all the way through the rate and billing process. These value added services, along with bilingual communications and pro-active problem solving, are the core to TransMex operations.

TSCQ is a drayage service offered to clients between all major border crossing and Mexican inland points.

INTRA MEXICO DRAY is a drayage service offered between all Mexican intermodal rail ramps and points within commercial zone cities.

TransMex DOOR-TO-DOOR: Retail and non-railroad contract holders are offered door-to-door service throughout North America.

TransMex Cargo Monitoring Program: Our Cargo Monitoring Program (CMP) allows clients to utilize rail controlled door products for Mexico while still enjoying the value added services of TransMex. Clients build door rates through the railroad and are billed a flat fee from TransMex for monitoring and reporting transportation and customs activities.

TransMex CONSULTING: TransMex is available to assist consulting firms, retailers and wholesalers on projects throughout Mexico. Past projects include translation of contracts, negotiation of sales terms, transportation cost analysis and routing analysis.

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2. Regional Trucking

TransMex has a five state authority (Illinois, Indiana, Wisconsin, Ohio, and Michigan) to handle drayage of shipping containers and other specialized delivery requirements for customers in that region. Shipments outside this region are handled through the motor carrier division and corporate brokerage operations base at Tucson, Arizona.

 3. Container Yard Operations

This facility offers steamship lines, equipment leasing companies and shippers, the ability to store loaded and empty containers to avoid excessive charges at the rail terminals. A qualified mechanic is on site to both inspect inbound equipment for damage as well as to repair equipment as specified by the owners. The 5-acre facility can be expanded, as needed, up to 12 acres and a Hyster six lift is available for full stacking capability.

Motor Carrier Operations

JBP EXPRESS ("JBP"), acquired in October 2003, is a multi-faceted trucking operation that provides regional delivery, consolidation, and distribution services in the Midwest. JBP Express' diverse customer base minimizes dependence on any individual customer. JPB Express' ongoing marketing plan, focuses on producing greater penetration within our current customer base while cultivating new customer relationships.

The services of JBP Express have been temporarily suspended as a result of the management and office staff resigning their employment the week of October 11, 2004. At the moment, the client/customer relationships still exist and the facility and trucks are still available for us to revive the operations if we decide to do so. We are currently in discussions with our bank which has control of JBP’s receivables as collateral on a bank line of credit to determine what funds, if any, are available to OPLO. We are also in the process of reevaluating the operations of this facility to determine what impact, if any, the shutting down of JBP will have on the operation of OPLO. This event could potentially have a material effect the financial statements of the company in that JBP accounted for 79.4 % of OPLO’s total revenue for the six months ended June 30, 2004. Management is assessing the recoverability of its assets, including, as mentioned above, its accounts receivables, and is analyzing the operational viability of this subsidiary. Upon completion of this investigation, the Board of Directors will convene to determine the best course of action.

Technology

The Company is continually investing resources to expand our technology. The primary emphasis centers on offering an improved operating system to support all business units, all modes of transportation, corporate financial requirements, carrier necessities and shipper preferences. This development should provide a platform of synergies all throughout the corporation. Operations data, financials, acquisitions and new customer candidates will also be driven from our systems database of current and potential users. We feel this is key to all decisions regarding growth, targeting the common platform of technology as the driving force.

3PL Program (Third-Party Logistics)

Logistics operations are managed and controlled directly by on-site management at the customer's location. Central dispatch operations perform a support function for logistics operations. These two areas are fully integrated with the use of the Internet and the software. Logistics customers are able to select from a wide variety of services at the time they execute the contract. Each customer has unique requirements, which are taken into consideration, and the efficiency offered by the Company enables cost savings in all areas. Services include consolidation of loads, backhaul contracts, and private fleet management, in addition to inbound and outbound freight scheduling. Sharing in cost savings between the customer and the Company has proven to be a major benefit to customers. For example, customers can benefit when their less-than-truckload shipments are consolidated into a single truckload by coordinating other available freight in the system into one truckload shipment. The results can be many thousands of dollars saved annually for the customer.

Proposed Expansion of Business

We are currently investigating a possible expansion of 5 segments of our operations within the next 12 - 18 months. The segments of business include after-market technology solutions, freight forwarding, freight brokerage, trucking operations and specialized services. Trucking operations will be a combined internal and acquisition driven expansion. Internal expansion will, in part be accomplished by increasing our driver base within each operating business unit. Specialized service expansion will encompass opening other All American Assemblies divisions, regionally and nationally. After-market technology, freight forwarding and freight brokerage will expand by way of strategic acquisitions. Assumptions regarding investment dollars required, market penetration, revenue and profitability are in evaluation.

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Competition

Our industry is highly competitive. OrderPro currently competes or expects to compete for customers with the following types of companies. They all entail freight brokerage and/or third-party logistics services.

o Freight Brokers
o Third-Party Logistics Providers
o Truckload Motor Carriers
o LTL Motor Carriers
o Railroads
o Inter-Modal Companies
o Freight Forwarders
o Internet Load Matching Services
o Internet Exchanges

OrderPro can compete effectively in its market niche. Most third-party logistics service providers do not aggressively pursue small-to-medium sized manufacturers. The technology solutions inherent within OrderPro can provide the efficiencies necessary to justify servicing small-to-medium size manufacturers with a 3PL program. Competition from other freight brokerage companies provides the greatest challenge. Generally these companies are small operations that have an established customer base.

Major Suppliers

OrderPro does not rely on any one major supplier. Major suppliers are defined exclusively by equipment and/or services provided. The challenge and opportunity for OrderPro is to negotiate and consolidate these providers, to the benefit of the services received and the margins gained as a corporation. Management anticipates that the ability of the Company to execute this "roll-up" strategy for consolidation of equipment and services will show an immediate benefit to the profitability objectives established for the fiscal year 2004. Examples of these consolidations of major suppliers include truck-leasing companies, fuel accounts, facility lease management companies, operating insurance, health insurance and payroll service providers to name a few. Currently, there is not a single dependency that puts OrderPro at risk on the supply side. Multiple service providers are available for flexibility and open bidding.

Major Customers

All business units within the OrderPro family of companies have a widespread and diverse group of customers. It is the objective and intent of management to build a customer base in each operating business unit that reinforces a healthy percentage of overall sales per customer, limiting The Companies exposure or dependencies on any one customer.

Patents

OrderPro Logistics, Inc. was issued a Certificate of Registration for the OrderPro Logistics trademark by the United States patent and Trademark Office. (Serial No. 78025345 and Registration No. 2704591.) OrderPro Logistics, Inc. has not applied for any Patents.

Description of Property

OrderPro leases the following properties:

o A 2,903 square foot office facility for its corporate offices in Tucson, AZ.
o A 3,600 square foot sale and administrative facility in Indianapolis, IN.
o A 3 acre office and storage facility in McCook, IL.

Employees

OrderPro has a total of 65 full time employees, 5 of which are corporately located in Tucson, AZ. JBP Express; JBP, located in Indianapolis, IN employed 41 full time office personnel and drivers.  All JBP empolyees resigned effective the week of October 11, 2004.  All American Assemblies Tucson and Phoenix operations employ 14 full time office personnel and road crew staffing. TransMex Logistics employs 5 full time operations, sales and remote business unit staffing. OrderPro believes that the net increase in staffing for FY2004 is approximately 6 full time employees: This will support the 3rd and 4th quarter revenue growth projected in the 2004 Business Plan.

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Management

The following table sets forth the names and ages of the current directors and officers of OPLO and the principal offices and positions with OPLO held by each person.

Name	Age	Office	Since

Jeffrey M. Smuda	45	President and CEO	2004
Joel Windorski	57	Director of Business Development	2003
Patricia Green	59	Director	2002
Robert Best	68	Director	2002

All of the above individuals are members of the board of directors.

Mr. Richard L. Windorski is the Former Chairman of the Board and Former Chief Executive Officer. It was mutually agreed that it was in the best interests of all parties that Mr. Windorski resign his positions, and he did so in May 2004.

Mr. Jeffrey M. Smuda is President and Chief Executive Officer. He has more than 25 years experience managing the supply chain from material requisition through customer shipment. He is a procurement specialist accomplished in the disciplines of materials management, inventory management, systems development and process improvements.
He has held senior management positions in the domestic and international supply chain sectors, including retail, industrial distribution, manufacturing, design-build custom engineering and mail order. Mr. Smuda has developed two Free Trade Zones and numerous Bonded warehouses throughout North America to facilitate time efficiencies and product cost reductions in managing a global supply chain. Mr. Smuda filed for Chapter 7 bankruptcy on June 28, 2004 in the U.S. District Court of Arizona.

Mr. Joel Windorski has been involved with the Company since December 2002, initially as a consultant and officially as an employee in the 4th quarter of 2003 as Director of Business Development. Mr. Windorski is a Director of the Company and actively participates on the Board of Directors. He supports the Company in a multitude of facets, most notably researching and evaluating potential acquisitions, analyzing market information and trends pertaining to public companies and/or relevant industries, advising management regarding matters of outstanding company stock and investment strategies and evaluating subsidiary operations of the Company.

Ms. Patricia Green is has been with the company since November 3, 2001, and currently holds a Board of Directors position. Ms. Green had served the company in numerous roles which include Accounting, Finance, Investor Relations, Public Relations and a multitude of Administrative functions. Ms. Green resigned her position as Director of Support Services on October 15, 2004, but continues as an active Board member.

Robert Best joined the Board of Directors on November 25, 2002. Mr. Best retired from Granite Corporation in May 2002 after 43 years. While at Granite Mr. Best was involved in the management in the purchasing department and prior to that he was involved in production and inventory control. Bob graduated from the University of Illnois with a bachelor’s degree in mathematics and economics.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Directors, officers, and beneficial owners of more than ten percent of OrderPro's common stock are required to file reports of ownership as required by Section 16(a) of the Exchange Act. Copies of these reports are to be filed with the Company.

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Executive compensation

The following table sets forth the compensation paid during 2002 and 2003 to OrderPro's chief executive officer and the two additional highest paid named executive officers whose remuneration exceeded $100,000 per year.

Annual Compensation				Long Term Compensation Awards
------------------------------------				----------------------------------------
					Restricted Securities
Name & Position	Year	Salary	Bonus	Other Compensation	Stock Awards	underlying
					Options/SARS
---------------	--------	------------	-----------	-----------------	-----------------	-----------
Richard Windorski (*)	2003	$ 21,000			(1)$1,166,167
Former CEO	2002	-			(2) 1,337,200

Jeffrey Smuda	2003	48,550			(3) 400,000
Chief Executive Officer	2002	N/A

Patricia Green (**)	2003	42,446			(4) 273,000
Director of Support	2002	-			(5) 60,000
Services

(*) Resigned May 6, 2004
(**) Resigned October 8, 2004

1) 9,633,333 shares of common stock valued at $1,121,167 plus 1,500,000 stock options with an intrinsic value of $45,000. Fair value was determined based on market price on date of issue.

2) 4,556,667 shares of common stock valued at $1,337,200. Fair value was determined based on market price on date of issue.

3) 2,000,000 shares of common stock valued at $400,000. Fair value was determined based on market price on date of issue.

4) 1,800,000 shares of common stock valued at $273,000. Fair value was determined based on market price on date of issue.

5) 200,000 shares of common stock valued at $60,000. Fair value was determined based on market price on date of issue.

Employment Contracts and Termination of Employment, and Change-in-Control Arrangements.

For the year 2003, Mr. Richard Windorski, former CEO and a major stockholder, was employed pursuant to a two-year employment agreement effective May 25, 2002. The agreement called for a base salary of not less than $195,000, subject to review for salary increases on an annual basis. The agreement also provided for the grant of 500,000 stock purchase options to be executed after six months. The employment agreement with Mr. Windorski was terminated by mutual consent in May, 2004 and Mr. Windorski resigned his positions as CEO and Chairman of the Board of Directors at that time.

Mr. Jeffrey Smuda is employed as President and CEO pursuant to an employment contract commencing May 29, 2004 and expiring August 02, 2007. Terms call for an annual salary of not less than $125,000, subject to review for salary increases on an annual basis, plus an option to acquire shares of common stock.

Mr. Joel Windorski is employed as Director of Business Development pursuant to an employment contract commencing May 29, 2004 and expiring August 02, 2007. Terms call for an annual salary of not less than $57,200, subject to review for salary increases on an annual basis, plus an option to acquire shares of common stock.

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Options Granted in the Last Fiscal Year

No options to purchase Common Stock of OPLO have been granted to OPLO's executive officers.

Fiscal Year-End Option Exercises and Option Values

No options to purchase Common Stock of OPLO have been granted to OPLO's executive officers.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, to the knowledge of the Company, based solely upon records available to it, certain information as of August 30, 2004 regarding the beneficial ownership of the Company's shares of common stock by

o each person who we believe to be the beneficial owner of more than five percent (5%) of outstanding shares of common stock,
o by each current director,
o by each named executive officer, and
o by all current executive officers and directors as a group:

Name and Address	Number of	Approximate
of Beneficial Owner	Shares (2)	Percent of Class
----------------------------------	-----------------	-------------------------

Richard Windorski	24,876,667	21.4% (1)
10665 N. Rocky Slope Pl.
Oro Valley, AZ 85737

Soma Intertrans Research, LLC	8,200,000	7.1%
3706 Sheridan Avenue North
Minneapolis, MN 55412

Jeffrey Smuda	6,000,000	5.2%
951 West Orange Grove Road
Tucson, AZ 85704

Joel Windorski	5,424,000	4.7%
9000 N. Placita Verde
Tucson, AZ 85737

Patricia Green	2,500,000	2.1%
P.O. Box 28
Oracle, AZ 85623

Robert Best	166,667	0.1%
2610 Bordeaux Drive
Rockford, IL 61114

Officers and Directors as a	14,090,667	12.1%
Group (4 persons)

(1)	Mr. Windorski is the beneficial owner of a company known as OP Logistics, L.P. that is the registered owner of certain of the shares indicated.

(2) The total number of issued and outstanding shares of 116,075,410 and the total number of shares owned by each person is calculated as of August 30, 2004.

Certain Relationships and Related Transactions

During 2003 and 2002, OrderPro engaged in the following transactions with its directors, officers and principal stockholders:

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During 2002 and 2003, certain cash transactions of the Company were maintained in a personal checking account of a major shareholder and former CEO of the Company, Mr. Richard Windorski. Mr. Windorski received funds into this account from the sale of convertible debentures, from the sale of common stock and from the exercise of options. Mr. Windorski transferred funds into the checking accounts of the Company, as needed, or would pay certain expenses of the Company with these funds. However, this account was not limited to funds belonging to the Company. Personal transactions and funds were also recorded in this personal bank account. The Company has charged unsubstantiated payments, originally attributed to Company expenses, to a receivable from Mr. Windorski. Mr. Windorski has indicated that the main purpose of the maintenance of funds in the separate personal account was to protect the funds from possible attachment by creditors of the Company, primarily the Internal Revenue Service for unpaid payroll taxes.

Additionally, subsequent to December 31, 2003, the Company entered into a promissory note with a third party. Upon receipt of funds from this note, Mr. Windorski caused the Company to transfer $500,000 to the above-mentioned personal account, ostensibly to repay amounts owed to him for alleged advances, loans and unpaid (although unaccrued) compensation. This transfer exceeded any balance due to Mr. Windorski that had been recorded in the consolidated financial statements. This transfer may potentially be in violation of the Sarbanes-Oxley Act and other applicable laws. The Company requested repayment of the funds and Mr. Windorski has been transferring funds back to the Company; however all funds have not yet been repaid.

During 2003, Mr. Richard Windorski, former CEO and a major stockholder, was employed pursuant to a two-year employment agreement effective May 25, 2002. The agreement called for a base salary of not less than $195,000, subject to review for salary increases on an annual basis. The agreement also provided for the grant of 500,000 stock purchase options to be executed after six months. During 2003, Mr. Windorski received cash compensation of $21,000. Additionally, Mr. Windorski (or OP Logistics, LP, a company owned by Mr. Windorski) was also issued 9,633,333 shares of common stock, with a fair value at the date of issuance of $1,121,167 (1,300,000 of which were to be issued as of November, 2002, with a value of $143,000). Additionally, Mr. Windorski was granted options to purchase 1,500,000 shares of common stock at an exercise price of $0.08, which was less than the fair market value per share on the date of grant. The option plan pursuant to which the options were granted states that the option price for any option granted to a more than 10% shareholder shall not be less than 110% of the fair market value per share on the date of grant. The effect of this departure from the provisions of the Plan is unknown.

Subsequent to December 31, 2003 Mr. Windorski was issued a total of 9,000,000 shares of common stock, 1,000,000 of which were issued pursuant to stock options. The company is unaware of any consideration received for the exercise of these options.

During 2003, Lynn Windorski, Mr. Windorski's daughter, was employed with no formal employment agreement executed. During 2003, Ms. Windorski received cash compensation of $44,339. Additionally, Ms. Windorski was issued 975,000 shares of common stock, with a fair value at the date of issuance of $182,500.

During 2003, Lori Cochran, Mr. Windorski's daughter, was employed with no formal employment agreement executed. During 2003, Ms. Cochran received cash compensation of $26,451. Additionally, Ms. Cochran was issued 875,000 shares of common stock, with a fair value at the date of issuance of $169,000.

During 2003, Sarah Procter, Mr. Windorski's daughter, was employed pursuant to a consulting agreement. During 2003, Ms. Procter received cash compensation of $6,300. Additionally, Ms. Proctor was issued 1,428,571 shares of common stock, with a fair value at the date of issuance of $142,857, pursuant to the consulting agreement. Also, the Company issued to Ms. Procter 375,000 shares of common stock, with a fair value at the date of issuance of $75,000. These additional shares were not issued pursuant to an employment agreement or consulting agreement.

During 2003 and 2002, Jean Windorski, Mr. Windorski's wife, was not employed by the Company; however the Company issued to Jean Windorski 250,000 shares of common stock, with a fair value at the date of issuance of $47,500. These shares were to be issued as of November, 2002, but were issued in 2003.

During 2002, Mr. Richard Windorski was employed pursuant to a two-year employment agreement effective May 25, 2002. The agreement calls for a base salary of $16,250 per month ($195,000 on an annual basis). The agreement also provides for the grant of 500,000 stock purchase options at an exercise price of $0.32 exercisable November 25, 2002. During 2002, Mr. Windorski received no cash compensation. Mr. Windorski (or OP Logistics LP, a company owned by Mr. Windorski) was issued 4,556,667 shares of common stock during 2002, with a fair value at the date of issuance of $1,337,200. The options were never issued or exercised, as stated by Mr. Windorski. As stated above, an additional 1,300,000 shares, with a value of $143,000, were to be issued as of November, 2002 but were actually issued in February, 2003.

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Description of Securities

General

Our authorized capital stock consists of 250,000,000 shares of Common Stock at $.0001 par value, of which 116,075,410 shares are issued and outstanding at September 15, 2004.

Also authorized are 10,000,000 preferred shares of which 11,000 shares are outstanding of Class A preferred non-voting shares issued as of September 15, 2004.

The following is a description of the securities of OPLO taken from provisions of our Company’s Articles of Incorporation and By-laws, each as amended. The following description is a summary of the material terms in our articles of incorporation and bylaws, as currently in effect.

Common Stock

Holders of common stock are entitled to one vote per each share standing in his/her name on the books of the company as to those matters properly before the shareholders. There are no cumulative voting rights and a simple majority controls. The holders of common stock will share ratably in dividends, if any, as declared by the board of directors in its discretion from funds or stock legally available. Common stock holders are entitled to share pro-rata on all the company's assets after the payment of all liabilities, in the event of dissolution.

Preferred Stock

Holders of shares of Series A Preferred Stock shall not have the right to vote on matters that come before the shareholders. Series A Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation's Common Stock then outstanding.

In the event of any dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of each outstanding share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to shareholders, whether such assets are capital, surplus or earnings, an amount equal to $100 (the "Series A Purchase Price") per share of Series A Preferred Stock held (as adjusted for any stock splits, stock dividends or recapitalizations of the Series A Preferred Stock) and any declared but unpaid dividends on such share, before any payment shall be made to the holders of the Common Stock, or any other stock of the Corporation ranking junior to the Series A Preferred Stock with regard to any distribution of assets upon liquidation, dissolution or winding up of the Corporation. The holders of the Series A Preferred Stock shall be entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution which is not sufficient to pay in full the aggregate of the amounts payable thereon. If, upon any liquidation, dissolution or winding up of the Corporation, the assets to be distributed to the holders of the Series A Preferred Stock shall be insufficient to permit payment to such shareholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution to shareholders shall be distributed to the holders of Series A Preferred Stock. Each holder of the Series A Preferred Stock shall be entitled to receive that portion of the assets available for distribution as the number of outstanding shares of Series A Preferred Stock held by such holder bears to the total number of shares of Series A Preferred Stock. Such payment shall constitute payment in full to the holders of the Series A Preferred Stock upon the liquidation, dissolution or winding up of the Corporation. After such payment shall have been made in full, or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Series A Preferred Stock, so as to be available for such payment, such holders of Series A Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation.

Penny Stock Disclosure Requirements:

See discussion in risk factor section, page 8, with the heading “Penny Stock issues may be difficult for an investor to dispose of.”

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SELLING SHAREHOLDERS

Shares Eligible for Future Sale

On the date of this offering, OPLO had 116,075,410 shares of Common Stock outstanding. Sales of a substantial number of shares of OPLO’s Common Stock in the public market following this offering could adversely affect the market price of the Common Stock. OPLO is registering with this document 95,147,547 shares of Common Stock for resale, all of which will be freely tradable without restriction or further registration under the Securities Act. 73,333,333 of the underlying common shares that are being registered through this document pertain to the 11,000 convertible preferred shares held by Mercator Momentum Fund, L.P. (3,500 shares) and by Mercator Momentum Fund III, L.P. (7,500 shares).

The Shares being offered for resale by our Selling Stockholders are issuable in accordance with § 4(2) and Rule 506 under the Securities Act of 1933, as amended (the "Securities Act"),

Convertible Preferred Shares

In March 2004, OPLO issued an aggregate of 11,000 shares of its Series A Convertible Preferred Stock (3,500 shares to Mercator Momentum Fund, LP, and 7,500 shares to Mercator Momentum Fund III, LP), par value $0.0001 per share, which shall be convertible into shares of the Company's Common Stock. The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

The holders of the Series A Convertible Preferred Stock (Mercator Momentum Fund, LP, and Mercator Momentum Fund III, LP) may, at the option of the holder, be converted at any time or from time to time into fully paid and nonassessable shares of Common Stock at the conversion rate in effect at the time of conversion, determined as provided herein; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Corporation's Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such holder and all persons affiliated with such holder is not more than 9.99% of the Corporation's Common Stock then outstanding.

In March 2004, OPLO also issued 3 warrants, which entitled the holders to acquire up to and aggregate of 1,500,000 shares of common stock (up to 381,818 shares to Mercator Momentum Fund, LP, up to 818,182 shares to Mercator Momentum Fund III, LP, and up to 300,000 shares to Mercator Advisory Group, LLP), upon the exercise of common stock purchase warrants at $.10 per share.

Selling Shareholder Table

The table below sets forth information concerning the resale of shares of Common Stock by the Selling Stockholder. We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholder nor will we receive proceeds from the exercise of the warrants.

Assuming the Selling Stockholder sells all the shares registered below, the Selling Stockholder will no longer continue to own any shares of our Common Stock.

The following table also sets forth the name of the person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming he sells all of the shares offered.

Selling Stockholder	Shares Beneficially Owned Prior to the Offering		Shares Offered For Sale (15)	Shares Beneficially Owned After Offering If All Offered Shares Are Sold
	Number of Shares	Percentage (14)		Number of Shares	Percentage
Mercator Momentum Fund, LLP (1)	23,715,151	17%	23,715,151	0	0%
Mercator Momentum Fund III, LLP (2)	50,818,182	30%	50,818,182	0	0%
Mercator Advisory Group, LLP (3)	300,000.0%		300,000	0	0%
Outside Services, LLC (4)	1,666,666	1.4%	1,666,666	0	0%
Blue Oak, LLC (5)	4,000,000	3.4%	4,000,000	0	0%
Donna Bernard (6)	50,000	0%	50,000	0	0%
Patricia L. Green (7)	2,500,000	2.1%	2,500,000	0	0%
Robert C. Scherne (8)	523,548	0%	523,548	0	0%
Jeffrey M. Smuda (9)	6,000,000	5.2%	6,000,000	0	0%
Joel K. Windorski (10)	3,350,000	3%	3,350,000	0	0%
Kenneth W. Windorski (11)	100,000	0%	100,000	0	0%
Marcy L. Windorski (12)	2,074,000	1.8%	2,074,000	0	0%
Suzanne K. Wojner (13)	50,000	0%	50,000	0	0%

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* The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the debentures and exercise of the debenture warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

Mercator Momentum Fund, LLP, Mercator Momentum Fund III, LLP and Mercator Advisory Group, LLP does not hold any position or office, or has had any material relationship with us or any of our affiliates within the past three years.

The selling shareholders are not a broker-dealers or affiliates of a broker-dealer.

(1)	The Mercator Momentum Fund, L.P. is a private investment fund that is owned by all its investors and managed by its general partner, Mercator Advisory Group, LLC., a Registered Advisor. The managing partner is David Firestone. Mercator Momentum Fund, L.P. is the selling shareholder for both 23,333,333 shares underlying 3,500 convertible preferred shares and 381,818 shares underlying the warrant issued in connection with the convertible preferred shares.

(2)	The Mercator Momentum Fund III, L.P. is a private investment fund that is owned by all its investors and managed by its general partner, Mercator Advisory Group, LLC., a Registered Advisor. The managing partner is David Firestone. Mercator Momentum Fund III, L.P. is the selling shareholder for both 50,000,000 shares underlying 7,500 convertible preferred shares and 818,182 shares underlying the warrant issued in connection with the convertible preferred shares.

(3)	The Mercator Advisory Group, LLC is a California LLC whose managing partner is David Firestone. Mercator Advisory Group, LLC is the selling shareholder for the 300,000 shares underlying a warrant issued in connection with the funding.

(4)	Outside Services, LLC is a New Jersey Limited Liability Company whose control person is Katherine B.Wagner, who may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(5)	Blue Oak, LLC is a New Jersey Limited Liability Company. Harold Gregg is the managing member of Blue Oak, LLC., and may be viewed as the beneficial owner of such shares pursuant to Rule 13d-3 .

(6)	Donna Bernard is an employee of OPLO.

(7)	Patricia Green is a Board Member.

(8)	Robert C. Scheme is a consultant.

(9)	Jeffrey M. Smuda is the Chief Executive Officer and Chairman of OPLO.

30

(10)	Joel K. Windorski is the Director of Business Development of OPLO, member of the Board of Directors and is the brother of Richard Windorski.

(11)	Kenneth W. Windorski is the son of Joel Windorski and does not work for the Company.

(12)	Marcy L. Windorski is the wife of Joel Windorski and does not work for the Company.

(13)	Suzanne K. Wojner an employee of the Company, is a Business Unit Manager of one of OrderPro’s divisions.

(14)	Percentages are based on 116,075,410 shares of our common stock outstanding as of September 15, 2004 plus unissued shares beneficially owned, if any.

(15)	This column represents the total number of shares of common stock that each selling security holder intends to sell based on the current market price at the time the registration statement was first filed.

Plan of Distribution

Each selling stockholder will most likely sell their shares on the open market. Our stock is quoted on the OTCBB under the symbol OPLO.

Therefore, the selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. There is no assurance that the selling stockholders will sell any or all of the common stock in this offering. The selling stockholders may use any one or more of the following methods when selling shares:

·	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

·	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.

·	Purchases by a broker-dealer as principal and resale by the broker-dealer for its own account.

·	An exchange distribution following the rules of the applicable exchange

·	Privately negotiated transactions

·	Short sales or sales of shares not previously owned by the seller

·	Broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share

·	A combination of any such methods of sale any other lawful method

The selling stockholders may also engage in

·	Short selling against the box, which is making a short sale when the seller already owns the shares.

·	Other transactions in our securities or in derivatives of our securities and the subsequent sale or delivery of shares by the stockholder.

·	Pledging shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer to sell the pledged shares.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated. If any broker-dealer acts as agent for the purchaser of shares, the broker-dealer may receive commission from the purchaser in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

31

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be considered to be “underwriters” within the meaning of the Securities Act for such sales. An underwriter is a person who has purchased shares from an issuer with a view towards distributing the shares to the public. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be considered to be underwriting commissions or discounts under the Securities Act.

Because the following selling shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, they will be subject to the prospectus delivery requirements:

•	Mercator Momentum Fund, LP
•	Mercator Momentum Fund III, LP
•	Mercator Advisory Group, LLP

We are required to pay all fees and expenses incident to the registration of the shares in this offering. However, we will not pay any commissions or any other fees in connection with the resale of the common stock in this offering. We have agreed to indemnify the selling shareholders and their officers, directors, employees and agents, and each person who controls any selling shareholder, in certain circumstances against certain liabilities, including liabilities arising under the Securities Act. Each selling shareholder has agreed to indemnify OPLO and its directors and officers in certain circumstances against certain liabilities, including liabilities arising under the Securities Act.

If the selling stockholder notifies us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Legal Proceedings

On September 23, 2004 Richard Windorski, prior CEO of OPLO, on behalf of himself and all other stockholders desiring to be joined herein, filed an action in the District Court of the State of Nevada in and for the County of Douglas, to compel that an annual shareholder meeting be held. OPLO is seeking counsel to formulate a response.

In September 2004, Richard Windorski and Jean Windorski filed a counter claim against OPLO in a suit filed by OPLO making certain allegations, whereby Richard and Jean Windorski admits to some allegations and denies some allegations, and seeks $292,500 owed him in compensation under a CEO Agreement, damages on such amounts due of $877,500, reimbursement of personal credit and cash advanced to OPLO and attorney’s fees and costs. The management of OPLO denies such amounts are due and intend to defend against this claim.

On February 18, 2004, Team Logistics, Inc. and Paul Titus filed a complaint in the United States District Court for the District of Kansas against the Company, Richard Windorski and Jeffrey Smuda. The complaint alleges breach of contract, breach of fiduciary duty/misrepresentation/fraud and civil conspiracy against the defendants. The claims relate to the acquisition of Team Logistics, Inc f/k/a Great Plains Transportation, Inc. by the Company. The complaint seeks specific performance of the acquisition or, in the alternative, recovery of money damages in excess of $75,000. The Company intends to defend the lawsuit on several grounds, including lack of consideration.

32

On July 30, 2004, the Company filed a complaint in Superior Court of Pima County, Arizona, against its former Chief Executive Officer, Richard Windorski. The Company is seeking damages and injunctive relief, as necessary. The complaint alleges that Mr. Windorski engaged in numerous schemes related to issuance of the Company’s shares, including receipt of kickbacks related to share issuances. The complaint also alleges that Mr. Windorski diverted corporate funds without authorization for his personal benefit, and failed to account for such funds. The complaint states that additional defendants, including the recipients of the improperly issued shares, may be named in the future.

The Company was in litigation with a third party, which claimed unpaid fees due of $111,875. This suit was settled in 2003. Pursuant to the settlement, the Company made a cash payment of $15,000, agreed to pay an additional $15,000 by September 24, 2004 (which has been accrued in the accompanying financial statements at December 31, 2003), and issued an aggregate of 391,667 shares of common stock. The amount of $111,875 had been accrued in the financial statements as of December 31, 2002.

The Company was in litigation with a third party, which claimed unpaid freight bills with a potential total liability of $250,000. This suit was settled on January 22, 2004 for $152,000. The settlement amount of $152,000 was accrued in the accompanying financial statements as of December 31, 2003 and 2002.

Experts

The consolidated financial statements of OPLO as of December 31, 2003 and 2002, appearing in this Prospectus and Registration Statement have been audited by Weinberg & Company, P.A, 6100 Glades Road, Suite 314, Boca Raton, Florida 33434, independent public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. This report contains an explanatory paragraph relating to OPLO’s ability to continue as a going concern, which is described in Note 14 to the consolidated financial statements.

Legal Matters
Legal matters concerning the issuance of shares of common stock offered in this registration statement will be passed upon by Naccarato & Associates, Owen Naccarato, Esq.

Other Available Information

We are subject to the reporting requirements of the Securities and Exchange Commission (the "Commission"). We file periodic reports, proxy statements and other information with the Commission under the Securities Exchange Act of 1934. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any information that is incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are themselves specifically incorporated by reference).

We have filed a registration statement on Form SB-2 under the Securities Act of 1933 Act with the Commission in connection with the securities offered by this Prospectus. This Prospectus does not contain all of the information that is the registration statement, you may inspect without charge, and copy our filings, at the public reference room maintained by the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of this material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W. Washington, D.C. 20549, at prescribe rates.

Information about the public reference room is available from the commission by calling 1-800-SEC-0330.

The commission maintains a web site on the Internet that contains reports, proxy and information statements and other information regarding issuers that file electronically with the commission. The address of the site is www.sec.gov. Visitors to the site may access such information by searching the EDGAR archives on this web site.

We have not authorized anyone to provide you with any information that is different.

The selling security holders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where such offers and sales are permitted.

The information contained in this Prospectus is accurate as of the date of this prospectus. We will keep this prospectus up to date and accurate.

33

Financial Statements

Our Financial Statements begin on page F-1

INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
OrderPro Logistics, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheets of OrderPro Logistics, Inc. and Subsidiary (collectively, the "Company") as of December 31, 2003 and 2002 and the related consolidated statements of operations, changes in stockholders' deficiency and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of OrderPro Logistics, Inc. and Subsidiary as of December 31, 2003 and 2002, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company has a net loss of $5,678,512, a negative cash flow from operations of $778,664, a working capital deficiency of $1,630,541 and a stockholders' deficiency of $667,743. These factors raise substantial doubt about its ability to continue as a going concern. Management's plans concerning this matter are also described in Note 14. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WEINBERG & COMPANY, P.A. Boca Raton, Florida April 9, 2004, except for Note 15 as to which the date is June 10, 2004

F

ORDERPRO LOGISITICS, INC. AND	SUBSIDIARY
Balance Sheet

December 31,	2003	2002
Assets

Current assets
Cash	$10,974	$317
Restricted cash	60,015	-
Accounts receivable, net of allowance of $14,208	92,153	-
Prepaid expenses	3,992	-
Due from stockholder and former officer	217,281	100,949
Other assets	4,779	-
Total current assets	$389,194	$101,266

Property and equipment	186,993	9,368
Goodwill	762,213	-
Deposits	13,592	-
Total Assets	$1,351,992	$110,634

Liabilities and Stockholders' Deficit
Current Liabilities
Cash overdraft	$52,111	$-
Accounts payable	828,332	637,899
Accrued interest payable	45,030	29,410
Payroll liabilities	570,306	209,620

ORDERPRO LOGISITICS, INC. AND DIARY
December 31,	2003	2002
Notes payable	130,548	-
Total Current Liabilities	$2,019,735	$1,247,354

Long Term Liabilities	$-	$-

Total Liabilities	$2,019,735	$1,247,354
Stockholders' Deficit
Common Stock, $0.0001 par value, 250,000,000
shares authorized, 65,071,056and 14,188,500 shares
issued and outstanding, respectively.	$6,507	$1,419
Common stock to be issued, 3,600,000 and
3,800,00 shares, respectively	360	380
Additional paid in capital	10,632,816	3,519,395
Stock to be cancelled	(34,468)	-
Accumulated deficit during development stage	(10,279,291)	(4,600,779)
Deferred equity based expenses	$(993,667)	$(57,135)

Total stockholders' deficit	$(667,743)	$(1,136,720)

Total Liabilities and Stockholders' Deficit	$1,351,992	$110,634

F-1

ORDERPRO LOGISITICS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF OPERATIONS

Period from
January 1, 2003		January 1, 2002
To		To
December 31, 2003		December 31, 2002
(As Restated)

Net Revenue	$959,410	35,111

Cost of revenue	760,997	59,618

Gross profit (loss)	198,413	(24,507)

Administrative and Selling Expenses
Compensation and related costs	4,787,610	2,398,708
Professional fees	224,442	301,444
Software expense	100,364	67,343
Other selling, general and administrative	387,630	130,810
Total administrative expenses	5,500,046	2,898,305

Net Loss from operations	(5,301,633)	(2,922,812)

Other income (expense)	-
Interest	(112,471)	(119,091)
Failed acquisitions	(66,551)	(265,000)
Beneifical conversions	(197,857)	(2,803)
Total other income (expense)	(376,879)	(386,894)
Loss before provision for income taxes	(5,678,512)	(3,309,706)
Provisons for income taxes	-	-

Net loss	$(5,678,512)	$(3,309,706)

Weighted Average Shares	36,683,078	9,081,104

Loss Per Common Share	$(0.15)	$(0.36)

F-2

ORDERPRO LOGISITICS, INC. AND SUBSIDIARY
Statement of Changes in Shareholders Deficit
For the Two Year Period Ended December 31, 2003

	Common	Common	Common	Stock	Additional	Common	Deficit	Deferred
	Stock	Stock	to be	Issued	Paid in	Stock	Accumulated	Equity
	Shares	Par		Par	Capital	to be	During the	Based
		Value	Shares	Value		Cancelled	Development	Expenses	Total
							Stage

Balance, December 31, 2001-as restated	4,900,000	490	-	-	411,056	-	(1,291,073)	-	(879,527)

Shares issued for debenture conversions	1,950,166	195	-	-	484,855	-	-	-	485,050

Shares issued for services	7,338,334	734	2,200,000	220	2,485,546	-	-	(30,938)	2,455,562

Shares to be issued to settle debt	-	-	1,600,000	160	79,840	-	-	-	80,000

Debenture interest waived upon conversion	-	-	-	-	29,098	-	-	-	29,098

Beneficial conversion feature	-	-	-	-	29,000	-	-	(26,197)	2,803

Net loss	-	-	-	-	-	-	(3,309,706)	-	(3,309,706)

Balance December 31, 2002	14,188,500	1,419	3,800,000	380	3,519,395	-	(4,600,779)	(57,135)	(1,136,720)

Deferred equity based expense amortized	-	-	-	-	-	-	-	57,135	57,135

Shares physically issue	3,800,000	380	(3,800,000)	(380)	-	-	-	-	-

Shares issued for debenture conversion	5,970,000	597	-	-	432,903	-	-	-	433,500

Shares issued for services and payable	30,153,856	3,015	3,600,000	360	4,384,116	-	-	-	4,387,491

Shares issued for cash	9,355,062	936	-	-	781,069	-	-	-	782,005

Shares issued for acquisition	1,603,638	160	-	-	400,750	-	-	-	400,910

Beneficial conversion feature of debenture	-	-	-	-	173,660	-	-	-	173,660

Debenture interest waived upon conversion	-	-	-	-	24,905	-	-	-	24,905

Transfer of shares by officer	-	-	-	-	7,990	-	-	-	7,990

Options compensation expenses	-	-	-	-	908,028	-	-	-	908,028

Common stock to be cancelled	-	-	-	-	-	(34,468)	-	-	(34,468)

Net loss	-	-	-	-	-	-	(5,678,512)	-	(5,678,512)

Balance December 31, 2003	65,071,056	6,507	3,600,000	360	10,632,816	(34,468)	(10,279,291)	-	325,924

F-3

ORDERPRO LOGISITICS, INC. AND SUBSIDIARY
Statements of Cash Flows

	Period From	Period From
	January 1, 2003	January 1, 2002
	To	To
	December 31, 2003	December 31, 2002
		(As Restated)
Cash flows from operating activities:
Net loss	$(5,678,512)	$(3,309,706)
Adjustments to reconcile net loss to
net cash used by operating activities:
Depreciation	14,939	6,419
Provision for doutful accounts	14208	-
Stock issued for services	4363991	2,486,500
Equity based expense	143580	18,963
Debenture issued for failed acquisition and charged to expense	0	211,000

Changes in opreating assets and liabilties,
net of the effects of acquisitions:
(Increase) decrease in:
Restricted cash	22,404	-
Accounts receivable	(88,276)	10,282
Prepaid expenses	(3,992)	-
Other assets	4,708	-
Increase (decrease) in:
Accounts payable and accrued expenses	428,286	228,420
Net Cash Used by Operating Activities	(778,664)	(348,122)

Cash flows from investing activities:
Cash overdraft from acquistion	(9,822)	-
Depopsits	(6,092)	-
Cash paid for acquisitions	(55,000)	-
Property and equipment acquired	(30,365)	-
Net cash used by investing activities	(101,279)	-

Cash flows from financing activities:
Advances (payments) on cash overdraft	52,111	(15,393)
Proceeds from notes payable	189,825	155,800
Repayments of notes payable	(13,509)	-
(Repayments to) advsnces from stockholders and former offcer, net	(119,832)	202,458
Stock issued for cash	782,005	-

Net cash provided by financing activities	890,600	342,865

Net increase (decrease) in cash	10,657	(5,257)

Cash at beginning of period	317	5,574

Cash at end of period	$10,974	$317

SUPPLEMENTAL INFORMATION:
Cash paid for:
Interest paid	$20,702	23,458
Taxes paid	$-	-

F-4

ORDERPRO LOGISTICS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

1. SIGNIFICANT ACCOUNTING POLICIES AND NATURE OF OPERATIONS

DESCRIPTION OF BUSINESS

OrderPro Logistics, Inc. ("OrderPro") is a customer-oriented provider of innovative and cost-effective logistics solutions. With expertise in multi-modal transportation management, OrderPro provides complete supply chain management, including transportation services, freight brokerage, on-site logistics management, packaging assessment, process improvement consulting, claims management, private fleet management and procurement management.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements for 2003 include the accounts of OrderPro Logistics, Inc. and its subsidiary, JBP Express, Inc. (collectively, the "Company"). All material intercompany accounts and transactions have been eliminated in consolidation. The financial statements for 2002 include the accounts of OrderPro Logistics, Inc.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid instruments purchased with an initial maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT AND RELATED DEPRECIATION

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of two to five years. Expenditures for maintenance and repairs that do not extend the useful life of the asset are charged to expense as incurred. These long-lived assets are generally evaluated on an individual basis in making a determination as to whether such assets are impaired. Periodically, the Company reviews its long-lived assets for impairment based on estimated future undiscounted cash flows attributed to the assets. In the event such cash flows are not expected to be sufficient to recover the recorded value of the assets, the assets are written down to their estimated fair values. There has been no impairment loss recorded for the years ended December 31, 2003 and 2002.

REVENUE RECOGNITION

The Company recognizes revenue when the freight is tendered to the carrier at origin and the Company records the concurrent liability to the carrier and any other expenses related to the shipment for which the Company is liable. Where the Company does not assume the liability for payment of expenses or risk of collection, it recognizes commission upon performance of services. For installation services, the Company recognizes revenue when the installation is complete.

GOODWILL AND OTHER INTANGIBLE ASSETS

The Company has adopted the Financial Accounting Standards Board ("FASB"), Statement of Financial Accounting Standards ("SFAS") No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS. Under the provisions of SFAS No. 142, the Company tests goodwill for impairment on an annual basis. The Company has elected to perform its annual impairment review during the fourth quarter each year following the year of acquisition.

ADVERTISING

The Company expenses non-direct advertising costs as incurred. The Company did not incur any direct response advertising costs during the years ended December 31, 2003 and 2002 to be capitalized and deferred to future periods. Expenditures for advertising in 2003 and 2002 were immaterial.

F-5

RESEARCH AND DEVELOPMENT COSTS

Expenditures relating to the development of new software products and processes, including significant improvements to existing products, are expensed as incurred. Research and development expenses were $100,364 and $67,343 for the years ended December 31, 2003 and 2002, respectively. These costs were related to internally developed software.

STOCK-BASED COMPENSATION

SFAS No. 123, "Accounting for Stock-Based Compensation" encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. The Company values shares issued in consideration of services at fair value. Options or warrants issued to non-employees and consultants are recorded using the fair value method, based on the Black-Scholes option-pricing model. The Company has recorded an expense of $70,000, representing the intrinsic value of options granted to employees on the date of grant. If the Company had applied the provisions of SFAS 123 to all options granted, net loss for 2003 would increase by $53,161 to $(5,731,673) and loss per share would remain at $(0.15).

NET LOSS PER COMMON SHARE

SFAS No. 128, "Earnings Per Share" requires presentation of basic (loss) or earnings per share ("Basic EPS") and diluted (loss) or earnings per share ("Diluted EPS"). The computation of basic loss per share is computed by dividing loss available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings per share gives effect to all dilutive potential common shares outstanding during the period. The computation of diluted loss per share does not assume conversion, exercise or contingent exercise of securities that would have an anti-dilutive effect on earnings. During the periods presented, the Company had no potentially dilutive securities outstanding.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company's financial instruments are principally non-derivative assets and non-derivative liabilities (non-derivative assets include cash and cash equivalents, deposits in banks and other financial institutions, trade accounts receivable and other assets; non-derivative liabilities include cash overdraft, short-term debt, trade accounts payable, accrued expenses, and other liabilities). Because of the nature of these financial instruments, fair value generally equals or approximates the amounts presented in the consolidated financial statements.

INCOME TAXES

Under SFAS 109, "Accounting for Income Taxes," deferred tax assets and liabilities are generally determined based on the difference between the financial statement carrying amounts and the tax bases of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Recognition of a deferred tax asset is allowed if future realization is more-likely-than-not. The Company has provided a full valuation allowance for its deferred tax asset because its realization is not considered more-likely-than-not.

SEGMENT ACCOUNTING

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", requires that a public business enterprise report a measure of segment profit or loss, certain specific revenue and expense items, and segment assets. It requires reconciliations of total segment revenues, total segment profit or loss, total segment assets, and other amounts disclosed for segments to corresponding amounts in the consolidated financial statements. It requires that all public business enterprises report information about the revenues derived from the enterprise's products or services (or groups of similar products and services), about the countries in which the enterprise earns revenues and holds assets, and about major customers regardless of whether that information is used in making operating decisions. However, this statement does not require an enterprise to report information that is not prepared for internal use if reporting it would be impracticable. The Company does not operate in more than one segment.

RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, (as revised in December 2003) FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities", an interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements". Interpretation No. 46 addresses consolidation by business enterprises of variable interest entities, which have one or both of the

F-6

following characteristics: (i) the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated support from other parties, which is provided through other interest that will absorb some or all of the expected losses of the entity; (ii) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: the direct or indirect ability to make decisions about the entities activities through voting rights or similar rights; or the obligation to absorb the expected losses of the entity if they occur, which makes it possible for the entity to finance its activities; the right to receive the expected residual returns of the entity if they occur, which is the compensation for the risk of absorbing the expected losses.

Interpretation No. 46, as revised, also requires expanded disclosures by the primary beneficiary (as defined) of a variable interest entity and by an enterprise that holds a significant variable interest in a variable interest entity but is not the primary beneficiary.

Interpretation No. 46, as revised, applies to small business issuers no later than the end of the first reporting period that ends after December 15, 2004. This effective date includes those entities to which Interpretation 46 had previously been applied. However, prior to the required application of Interpretation No. 46, a public entity that is a small business issuer shall apply Interpretation 46 or this Interpretation to those entities that are considered to be special-purpose entities no later than as of the end of the first reporting period that ends after December 15, 2003. Interpretation No. 46 may be applied prospectively with a cumulative-effect adjustment as of the date on which it is first applied or by restating previously issued financial statements for one or more years with a cumulative-effect adjustment as of the beginning of the first year restated.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". The changes in SFAS No. 149 improve financial reporting by requiring that contracts with comparable characteristics be accounted for similarly. This statement is effective for contracts entered into or modified after June 30, 2003 and all of its provisions should be applied prospectively.

In May 2003, the FASB issued SFAS No. 150, "Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity". SFAS No. 150 changes the accounting for certain financial instruments with characteristics of both liabilities and equity that, under previous pronouncements, issuers could account for as equity. The new accounting guidance contained in SFAS No. 150 requires that those instruments be classified as liabilities in the balance sheet.

SFAS No. 150 affects the issuer's accounting for three types of freestanding financial instruments. One type is mandatorily redeemable shares, which the issuing company is obligated to buy back in exchange for cash or other assets. A second type includes put options and forward purchase contracts, which involves instruments that do or may require the issuer to buy back some of its shares in exchange for cash or other assets. The third type of instruments that are liabilities under this Statement is obligations that can be settled with shares, the monetary value of which is fixed, tied solely or predominantly to a variable such as a market index, or varies inversely with the value of the issuers' shares. SFAS No. 150 does not apply to features embedded in a financial instrument that is not a derivative in its entirety.

Most of the provisions of Statement 150 are consistent with the existing definition of liabilities in FASB Concepts Statement No. 6, "Elements of Financial Statements". The remaining provisions of this Statement are consistent with the FASB's proposal to revise that definition to encompass certain obligations that a reporting entity can or must settle by issuing its own shares. This Statement shall be effective for financial instruments entered into or modified after May 31, 2003 and otherwise shall be effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatorily redeemable financial instruments of a non-public entity, as to which the effective date is for fiscal periods beginning after December 15, 2004.

The implementation of the provisions of these recent accounting pronouncements is not expected to have a significant effect on the Company's consolidated financial statements presentation or disclosure.

2. RESTATEMENT.

The accompanying 2002 financial statements have been reaudited and restated to reclassify and expense the erroneous capitalization of internally developed software and to reverse the related amortization, to correct the valuation and presentation of stock issued for services, to record a beneficial conversion feature related to convertible debentures, and to remove customer lists and internally developed software received from the Company's then CEO and majority stockholder and the related liability to the stockholder.

The correction related to the software results from the reclassification to expense of items which were improperly capitalized. Additionally, amortization was improperly recorded; the software project was not substantially completed and costs should not have been amortized until the project was substantially completed and ready for its intended use. Software costs have been expensed as incurred as research and development in the accompanying financial statements.

F-7

The 2002 financial statements have also been restated to record the rescission of the acquisition of Great Plains Transportation, Inc., which had been recorded as of November 15, 2002. The Company did not take effective control and possession of the assets and operations to be acquired. The cash transactions were maintained in a bank account over which the Company had no signature or authority and daily transactions and operations were initiated by an employee carried over from the previous ownership. The previous owner contributed significant amounts of cash to maintain operations of the acquired assets. Costs related to this failed acquisition have been expensed; these costs were $66,551 and $265,000 in 2003 and 2002, respectively. There is a balance due of $15,000 at December 31, 2003.

As a result of the reaudit and restatement of the 2002 financial statements, certain adjustments were required to be made to the opening balance sheet (December 31, 2001), which include the recording of additional payables and the write off of certain assets.

The reaudit has resulted in the following changes to previously reported financial statements:

Balance Sheet at December 31, 2001:

	As Previously
	Filed	Adjustments	As Restated

Current assets
Cash	$15,857	$-	$15,857
Due from officer	-	303,407	303,407
Property and equipment	15,787	-	15,787
Software	291,494	(291,494)	-
Customer list	299,064	(299,064)	-
Deposits	150,000	(150,000)	-
Total Assets	$772,202		$335,051

Liabilities and Stockholders' Deficit

Current Liabilities
Cash overdraft	$15,393	$-	15,393
Accounts payable	215,410	258,734	474,144
Accrued liabilties	189,362	-	189,362
Notes payable	62,000	-	62,000
Due to officer	99,017	(99,017)	-
Debentures payable	626,675	(153,000)	473,675
Common stock	494	(4)	490
Additional paid in capital	411,055	4	411,059
Accumulated deficit	(847,204)	(443,868)	(1,291,072)
Total Liabilities and equity	$772,202		$335,051

Balance Sheet at December 31, 2002:
	As Previously
	Filed	Adjustments	As Restated

Current assets
Cash	$27,165	$(26,848)	$317
Due from officer	-	100,949	100,949
Property and equipment	34,668	(25,300)	9,368
Software	292,544	(292,544)	-
Customer list	179,438	(179,438)	-
Goodwill	236,187	(236,187)	-
Total Assets	$770,002		$110,634

Liabilities and Stockholders' Deficit

Current Liabilities
Cash overdraft	$50,334	$(50,334)	-
Accounts payable	183,481	454,418	637,899
Accrued liabilties	165,721	88,309	254,030
Notes payable	15,000	(15,000)	-
Due to officer	400,915	(400,915)	-
Debentures payable	358,775	(3,350)	355,425
Common stock	1,598	201	1,799
Additional paid in capital	4,132,171	(612,776)	3,519,395
Defferred equity expense	-	(57,135)	(57,135)
Accumulated deficit	(4,537,993)	(62,786)	(4,600,779)
Total Liabilities and equity	$770,002		$110,634

F-8

Statements of Operations, Year ended	As Previously
December 31, 2002	Filed	Adjustments	As Restated

Revenue	$99,151	$(64,040)	35,111

Cost of sales	907,641	(848,023)	59,618

Gross loss	(808,490)		(24,507)

Expenses	2,882,299	402,900	3,285,199

Net Loss from operations	(3,690,789)		(3,309,706)

F-9

3. ACQUISITIONS:

During the year ended December 31, 2003, the Company made the following acquisitions:

o On February 21, 2003, the Company acquired certain assets of TransMex USA, Inc. The purchase price was $75,000 in cash. The Company also assumed a liability of $30,000. There is a balance due to the seller of $75,000 at December 31, 2003 and this amount is currently in default.
o On October 1, 2003, the Company acquired certain assets of All American Assemblies, Inc. The purchase price was $225,000 in cash. There is a balance due to the seller of $136,247 at December 31, 2003 and this amount is currently in default.
o On October 15, 2003, the Company acquired 100% of the outstanding stock of JBP Express, Inc. The adjusted purchase price was $437,910. This amount was paid in part through the issuance of 1,603,638 shares of common stock, valued at $400,910. Cash payments of $22,000 have also been made. There is a balance due to the seller of $15,000 at December 31, 2003.

All of the above acquisitions have been accounted for as purchases. The purchase price and allocation of purchase price for the above acquisitions are as follows:

		ALL American
	TransMex	Assemblies	JBP Express

Purchase price	$ 105,000	$ 225,000	$ 437,910

Current assets	-	-	107,669
Property and equipment	-	65,000	82,200
Current liabilities	-	-	(249,171)
Goodwill	105,000	160,000	497,212

Total	$ 105,000	$ 225,000	$ 437,910

The following table represents unaudited pro forma results of operations for the years ended December 31, 2003 and 2002, including the operations of the 2003 acquisitions, as if the acquisitions were owned for the entire period shown.

	2003	2002
Revenue	$ 3,137,690.00	$ 3,493,562.00
Net loss	(5,714,212)	(3,478,306)
Loss per share	(0.15)	(0.33)

4. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2003 and 2002:

	2003	2002
Transportation equipment	$ 176,231	$ -
Computer equipment	13,772	13,772
Furniture, fixtures and office equipment	27,001	11,299

	217,004	25,071
Less: Accumulated depreciation	(30,011)	(15,703)

	186,993	9,368

Depreciation expense was $14,939 and $6,419 for the years ended December 31, 2003 and 2002, respectively.

5. CONVERTIBLE NOTES PAYABLE

During 2003 and 2002, the Company issued $189,025 and $366,800, respectively, of its 10% one-year convertible debentures. The debentures are convertible into common stock at prices ranging from $0.05 to $0.30 per share. During 2003, $433,500 of debentures were converted into 5,970,000 shares of common stock. During 2002, $485,050 of debentures were converted into 1,950,166 shares of common stock.

F-10

At December 31, 2003 and 2002, there were outstanding $109,425 and $355,425, respectively, of convertible debentures. As of December 31, 2003, $94,425 was past due and the remaining $15,000 became past due in 2004.

Because certain of the debentures were convertible at a price below fair market value, the Company has recognized a beneficial conversion feature of $173,660 and $29,000 during 2003 and 2002, respectively, of which expense of $197,857 and $2,803 was recognized during the years ended December 31, 2003 and 2002, respectively, and the balance has been deferred and recorded as a component of stockholders' deficiency..

6. INCOME TAXES

Income tax expense (benefit) for the years ended December 31, 2003 and 2002 was as follows:

	2003	2002

Current:
Federal	$ -	$ -
State	-	-

Deferred:
Federal and state	-	-
Foreign	-	-

Income tax expense (benefit)	$ -	$ -

Reconciliation of the effective income tax rate to the U. S. statutory rate:

	2003	2002

Tax expense at the U.S. statutory
income tax rate	(34.0)	(34.0)
Increase in the valuation allowance	34.0	34.0

Effect of income tax rate	-	-

The Company has available net operating loss carryforwards of approximately $3,254,000 to offset future taxable income. There may be significant limitations on the future utilization of net operating loss carryforward due to ownership changes in the Company. The net operating loss carry forwards expire 2021 through 2023.

The tax effects of temporary differences that give rise to significant portions of deferred tax assets at December 31, 2003 and 2002 are as follows:

	2003	2002

Deferred tax assets:
Net opreating loss carryforwards	$ 1,106,000	$ 712,000
Less: valuation allowance	(1,106,000)	(712,000)

Net deferred tax assets	$ -	$ -

7. STOCKHOLDERS' DEFICIENCY

Preferred Stock:

The Company has 10,000,000 shares of Preferred Stock, $0.0001 par value, authorized for issuance. As of December 31, 2003, no preferred stock was issued
(see Notes 11 and 15.)

F-11

Common Stock:

During the year ended December 31, 2003 the Company had the following common stock transactions:

o 5,970,000 shares of common stock were issued upon conversion of $433,500 of the Company's 10% convertible debentures.
o 23,762,189 shares of common stock were issued for services. Additionally, 3,600,000 shares of common stock were committed to be issued for services, and were issued in early 2004. The aggregate value of these 27,362,189 shares was $3,877,991, of which $991,667 was deferred at December 31, 2003.
o 2,321,410 shares of common stock were issued for cash proceeds of $187,000.
o 7,033,652 shares of common stock were issued upon exercise of stock options, for cash proceeds of $595,005.
o 6,000,000 shares of common stock were issued upon exercise of stock options, in consideration of services valued at $486,000.
o 1,603,638 shares of common stock, valued at $400,910, were issued as partial consideration for the acquisition of JBP Express, Inc.
o 391,667 shares of common stock, valued at $23,500, were issued in settlement of a payable.

During the year ended December 31, 2002 the Company had the following common stock transactions:

o 1,950,166 shares of common stock were issued upon conversion of $485,050 of the Company's 10% convertible debentures.
o 7,338,334 shares of common stock were issued for services. Additionally, 2,200,000 shares of common stock were committed to be issued for services, and were issued in early 2003. The aggregate value of these 9,538,334 shares was $2,486,500, of which $30,938 was been deferred at December 31, 2002.
o 1,600,000 shares of common stock, valued at $80,000, were committed to be issued in partial settlement of a debt. These shares were issued in early 2003.

The Company and the Board of Directors are reviewing all issuances of shares and options to determine the appropriateness of the transactions. The Company will consider all of its options upon completion of its review.

8. STOCK OPTION PLAN

During 2003, the Company instituted the 2003 Incentive and Nonstatutory Stock Option Plan (the "Plan"). Pursuant to the Plan, stock options may be granted to employees, directors or consultants of the Company. Options shall be exercisable over a period of no longer than ten years. The total number of shares of stock which may be purchased through exercise of options granted under the Plan shall not exceed 10,000,000 shares.

Through December 31, 2003, 13,033,652 stock options were granted and exercised. The fair value of the options was $961,185, as determined by the Black-Sholes option pricing model, using the following assumptions: estimated life of three months, volatility of 227%, dividend rate of 0% and risk-free interest rate of 3%. Of the total fair value of $961,185, the Company has recorded an expense of $838,024. This expense relates to options issued to non-employees. The balance of $123,161 relates to options issued to employees and, pursuant to APB 25, has not been recorded as an expense. Rather, the Company has recorded an expense of $70,000, representing the intrinsic value of the options on the date of grant. Accordingly, if the Company had applied the provisions of SFAS 123 to all options granted, net loss for 2003 would increase by $53,161 to $(5,731,673) and loss per share would remain at $(0.15).

All of the options granted during 2003 were exercised as of December 31, 2003. The Company received $595,005 cash proceeds upon exercise of 7,033,652 options. Options aggregating 6,000,000 shares were exercised through services provided valued at $486,000.

As previously stated, the maximum number of shares which may be issued pursuant to stock options exercised under the Plan is 10,000,000. However, the Company issued a total of 13,033,652 shares through December 31, 2003, and an additional 1,350,000 in 2004. The shares were all issued without restriction, although the Form S-8 Registration Statement filed with the Securities and Exchange Commission (SEC) covered only 10,000,000 shares. This constitutes a violation of
Section 5 of the 1933 Act, requiring registration of shares prior to their offer or sale. Since the issuance of the shares cannot be rescinded (they are presumably in the public market), other corrective measures will be taken by the Company. These measures will include registering the shares EX POST FACT, which will accomplish full disclosure of these transactions, albeit late. The SEC has the power to take remedial or punitive action against the Company for this violation. Potential actions by the SEC could include injunctive relief regarding future actions of this sort, or could involve civil penalties. The effect of the above over issuance on the consolidated financial statements is unknown, but could be material.

In February, 2004, the Company filed an S-8 Registration Statement covering an aggregate of 13,000,000 shares of common stock (5,700,000 to be issued pursuant to stock options) under its 2004 Incentive and Non Statutory Stock Option Plan. The Company has issued 19,595,833 shares of unrestricted common stock, which exceeds the amount registered. This is in addition to the shares described in the previous paragraph. This constitutes a violation of Section 5 of the 1933 Act, requiring registration of shares prior to their offer or sale. Since the issuance of the shares cannot be rescinded (they are presumably in the public market), other corrective measures will be taken by the Company. These measures will include registering the shares EX POST FACTO, which will accomplish full disclosure of these transactions, albeit late. The SEC has the power to take remedial or punitive action against the Company for this violation. Potential actions by the SEC could include injunctive relief regarding future actions of this sort, or could involve civil penalties.

F-12

9. NON-CASH INVESTING AND FINANCING ACTIVITIES

During the year ended December 31, 2003 the Company had the following non-cash investing and financing activities:

o 5,970,000 shares of common stock were issued upon conversion of $433,500 of the Company's convertible debentures.
o 23,762,189 shares of common stock were issued for services. Additionally, 3,600,000 shares of common stock were committed to be issued for services, and were issued in early 2004. The aggregate value of these 27,362,189 shares was $3,877,991.
o Issued 6,000,000 shares of common stock, upon exercise of stock options, in consideration of services valued at $486,000.
o Issued 1,603,638 shares of common stock as partial consideration for the acquisition of JBP Express, Inc.
o Issued 391,667 shares of common stock, valued at $23,500, in settlement of a payable.
o Recorded a beneficial conversion expense of $191,857 related to the sale of convertible debentures.
o Recorded an expense of $908,024 related to options issued to employees and non-employees.

During the year ended December 31, 2002 the Company had the following non-cash financial activities:

o Issued 1,950,166 shares of common stock in conversion of an aggregate of $485,050 of debentures
o Issued 7,338,335 shares of common stock, valued at $2,192,000, in payment of services.
o Agreed to issue 2,200,000 shares of common stock, valued at $242,000, in payment for services. These shares were issued in February, 2003.
o Agreed to issue 1,600,000 shares of common stock to settle a payable in the amount of $80,000. These shares were issued in February, 2003.
o Issued $211,000 of its convertible debentures as partial payment for an acquisition which ultimately failed. This amount has been charged to expense in 2002.

10. RELATED PARTY TRANSACTIONS

During 2002 and 2003, certain cash transactions of the Company were maintained in a personal checking account of a major shareholder and former CEO of the Company, Mr. Richard Windorski. Mr. Windorski received funds into this account from the sale of convertible debentures, from the sale of common stock and from the exercise of options. Mr. Windorski transferred funds into the checking accounts of the Company, as needed, or would pay certain expenses of the Company with these funds. However, this account was not limited to funds belonging to the Company. Personal transactions and funds were also recorded in this personal bank account. The Company has charged unsubstantiated payments, originally attributed to Company expenses, to a receivable from Mr. Windorski. Mr. Windorski has indicated that the main purpose of the maintenance of funds in the separate personal account was to protect the funds from possible attachment by creditors of the Company, primarily the Internal Revenue Service for unpaid payroll taxes. (See Note 13)

Additionally, subsequent to December 31, 2003, the Company entered into a promissory note with a third party (see Note 15). Upon receipt of funds from this note, Mr. Windorski caused the Company to transfer $500,000 to the above mentioned personal account, ostensibly to repay amounts owed to him for alleged advances, loans and unpaid (although unaccrued) compensation. This transfer exceeded any balance due to Mr. Windorski that had been recorded in the consolidated financial statements. This transfer may potentially be in violation of the Sarbanes-Oxley Act and other applicable laws. The Company requested repayment of the funds and Mr. Windorski has been transferring funds back to the Company; however all funds have not yet been repaid.

During 2003, Mr. Richard Windorski, former CEO and a major stockholder, was employed pursuant to a two year employment agreement effective May 25, 2002. The agreement called for a base salary of not less than $195,000, subject to review for salary increases on an annual basis. The agreement also provided for the grant of 500,000 stock purchase options to be executed after six months. During 2003, Mr. Windorski received cash compensation of $21,000. Additionally, Mr. Windorski (or OP Logistics, LP, a company owned by Mr. Windorski) was also issued 9,633,333 shares of common stock, with a fair value at the date of issuance of $1,121,167 (1,300,000 of which were to be issued as of November, 2002, with a value of $143,000, recognized in 2002). Additionally, Mr. Windorski was granted options to purchase 1,500,000 shares of common stock at an exercise price of $0.08, which was less than the fair market value per share on the date of grant. The option plan pursuant to which the options were granted states that the option price for any option granted to a more than 10% shareholder shall not be less than 110% of the fair market value per share on the date of grant. The effect on the consolidated financial statements of this departure from the provisions of the Plan is unknown.

Subsequent to December 31, 2003 Mr. Windorski was issued a total of 9,000,000 shares of common stock, 1,000,000 of which were issued pursuant to stock options. The Company is unaware of any consideration received for the exercise of these options.

F-13

The employment agreement with Mr. Windorski was terminated by mutual consent in May 2004 and Mr. Windorski resigned his positions as CEO and Chairman of the Board of Directors at that time (see Note 15).

During 2003, Lynn Windorski, Mr. Windorski's daughter, was employed with no formal employment agreement executed. During 2003, Ms. Windorski received cash compensation of $44,339. Additionally, Ms. Windorski was issued 975,000 shares of common stock, with a fair value at the date of issuance of $182,500.

During 2003, Lori Cochran, Mr. Windorski's daughter, was employed with no formal employment agreement executed. During 2003, Ms. Cochran received cash compensation of $26,451. Additionally, Ms. Cochran was issued 875,000 shares of common stock, with a fair value at the date of issuance of $169,000.

During 2003, Sarah Procter, Mr. Windorski's daughter, was employed pursuant to a consulting agreement. During 2003, Ms. Procter received cash compensation of $6,300. Additionally, Ms. Proctor was issued 1,428,571 shares of common stock, with a fair value at the date of issuance of $142,857, pursuant to the consulting agreement. Also, the Company issued to Ms. Procter 375,000 shares of common stock, with a fair value at the date of issuance of $75,000. These additional shares were not issued pursuant to an employment agreement or consulting agreement.

During 2003 and 2002, Jean Windorski, Mr. Windorski's wife, was not employed by the Company; however the Company issued to Jean Windorski 250,000 shares of common stock, with a fair value at the date of issuance of $47,500 which was recognized in 2002. These shares were to be issued in November 2002, but were issued in 2003.

For the period November 2002 through 2003, Joel Windorski, Mr. Windorski's brother, was employed pursuant to a consulting agreement. In November 2002 Joel Windorski was to receive 300,000 shares of common stock with a fair value on the date of issuance of $33,000 ($30,938 was deferred at December 31, 2002 and recognized in 2003). These shares were issued in 2003. During 2003, he received an additional 550,000 shares of common stock with a fair value on the date of issuance of $42,500.

During 2002, Mr. Richard Windorski was employed pursuant to a two year employment agreement effective May 25, 2002. The agreement calls for a base salary of $16,250 per month ($195,000 on an annual basis). The agreement also provided for the grant of 500,000 stock purchase options at an exercise price of $0.32 exercisable November 25, 2002. During 2002, Mr. Windorski received no cash compensation. Mr. Windorski (or OP Logistics, LP, a company owned by Mr. Windorski) was issued 4,556,667 shares of common stock, with a fair value at the date of issuance of $1,337,200. The 500,000 stock purchase options were never issued or exercised, as stated by Mr. Windorski. As stated above, an additional 1,300,000 shares, with a value of $143,000, were to be issued as of November 2002 but were actually issued in February 2003.

11. COMMITMENTS AND CONTINGENCIES

As described in Note 8, the Company issued a total of 13,033,652 shares under the 2003 Plan through December 31, 2003, and an additional 1,350,000 shares in 2004, pursuant to stock options exercised. The shares were all issued without restriction, although the Form S-8 Registration Statement filed with the Securities and Exchange Commission (SEC) covered only 10,000,000 shares. This constitutes a violation of Section 5 of the 1933 Act, requiring registration of shares prior to their offer or sale. Since the issuance of the shares cannot be rescinded, other corrective measures will be taken by the Company. These measures will include registering the shares EX POST FACTO, which will accomplish full disclosure of these transactions, albeit late. The SEC has the power to take remedial or punitive action against the Company for this violation. Potential actions by the SEC could include injunctive relief regarding future actions of this sort, or could involve civil penalties. The effect of the above over issuance on the consolidated financial statements is unknown, but could be material.

In February, 2004, the Company filed another S-8 Registration Statement covering 13,000,000 shares of common stock (7,300,000 to be issued for consulting services and 5,700,000 to be issued pursuant to stock options). The Company has issued 19,595,833 shares of unrestricted common stock under the February 2004 S-8, which exceeds the amount registered. This constitutes another violation of
Section 5 of the 1933 Act, requiring registration of shares prior to their offer or sale. Since the issuance of the shares cannot be rescinded, other corrective measures will be taken by the Company. These measures will include registering the shares EX POST FACTO, which will accomplish full disclosure of these transactions, albeit late. The SEC has the power to take remedial or punitive action against the Company for this violation. Potential actions by the SEC could include injunctive relief regarding future actions of this sort, or could involve civil penalties.

In January 2004 the Company entered into a promissory note with two third parties to borrow an aggregate principal amount of $1,100,000. Upon receipt of funds from these notes, the former CEO caused the Company to transfer $500,000 to his personal account described in Note 10. The notes were settled in full through the issuance of 11,000 shares of preferred stock. Pursuant to the terms of the issuance of the preferred stock, no funds received by the Company were to be used to pay down officer debt. Counsel of the Company is reviewing the agreements and amendments to ascertain if this transfer constituted an event of default. The Company has received information from a representative of the third parties that the transfer of funds is a violation of the terms of the agreement. The effect on the consolidated financial statements is unknown.

F-14

LITIGATION AND CLAIMS

The Company was in litigation with a third party, which claimed unpaid fees due of $111,875. This suit was settled in 2003. Pursuant to the settlement, the Company made a cash payment of $15,000, agreed to pay an additional $15,000 by September 24, 2004 (which has been accrued in the accompanying financial statements at December 31, 2003), and issued an aggregate of 391,667 shares of common stock. The amount of $111,875 had been accrued in the financial statements as of December 31, 2002.

The Company was in litigation with a third party, which claimed unpaid freight bills with a potential total liability of $250,000. This suit was settled on January 22, 2004 for $152,000. The settlement amount of $152,000 was accrued in the accompanying financial statements as of December 31, 2003 and 2002.

The owner of Great Plains Transportation, Inc. was filed suit against the Company seeking $15,000 plus legal fees. The $15,000 has been accrued in the consolidated financial statements. The Company is unable to estimate the amount of legal fees that may be payable as a result of this suit.

CONCENTRATIONS

For the year ended December 31, 2003, the Company had one customer which accounted for approximately 11% of net revenue. This customer also represented 68% of accounts receivable at December 31, 2003.

RECEIVABLES SOLD WITH RECOURSE

The Company's subsidiary, JBP Express, Inc., sells substantially all of its accounts receivable to a bank. The agreement provides that the bank may require the Company to repurchase any receivable if any minimum payment due on such receivable remains unpaid following 120 days after its invoice date. The bank retains a portion of the purchase price of the receivables as a reserve for the satisfaction of the repurchase obligation. The bank holds a security interest in substantially all of the assets of JBP Express, Inc., as well as the personal guarantees of the former owners of JBP Express, Inc. At December 31, 2003 the Company was contingently liable for the repurchase of approximately $432,000 of accounts receivable. The reserve account had a balance of $60,015 at December 31, 2003, which is shown as restricted cash on the accompanying balance sheet.

Accounts receivable are comprised of the following at December 31, 2003:

Receivables sold	$ 432,864
Proceeds received	(432,864)

-
Other accounts receivable	92,153

$ 92,153

12. LEASE COMMITMENTS

The Company occupies its Tucson and Indianapolis facilities pursuant to lease agreements expiring October 31, 2008 and November 30, 2004, respectively. Its McCook, Il. Facility is occupied pursuant to a letter agreement with no expiration date, at $5,000 per month. Future minimum lease payments on the Tucson and Indianapolis leases are as follows:

2004	$ 73,499
2005	49,865
2006	51,610
2007	53,417
2008	45,805

13. PAYROLL LIABILITIES

The Company is delinquent in payment of certain of its payroll tax liabilities. Additionally, the Company has not withheld FICA, Medicare or withholding taxes on certain cash payments and stock compensation, including stock options. The Company has accrued an estimated liability for both the employer and employee portion of FICA and Medicare tax. This estimated liability is $203,300 and $68,860 for 2003 and 2002, respectively, for an aggregate accrual of $272,160 at December 31, 2003.

14. GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying consolidated financial statements, the Company has a net loss of $5,678,512, a negative cash flow from operations of $778,664, a working capital deficiency of $1,630,541 and a stockholders' deficiency of $667,743. These factors raise substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company's ability to raise additional funds and become profitable. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management's plans include obtaining additional financing for which they are currently in active negotiations with several financing institutions and increasing sales through additional acquisitions.

F-15

15. SUBSEQUENT EVENTS

Subsequent to December 31, 2003, the Company:

o Issued 20,945,833 shares of unrestricted shares of common stock for services and exercises of stock options, pursuant to the S-8 Registration Statements described in Note 8. The amount of shares issued is in excess of the total amount registered.
o Issued 30,000,000 shares of restricted common stock for services.
o Issued 200,000 shares of restricted common stock in conversion of a debenture in the amount of $10,000.
o Cancelled 191,490 shares of common stock which were issued in 2003.
o Executed two 5% promissory notes dated January 14, 2004, in the aggregate principal amount of $1,100,000. The due date of the notes was February 9, 2004. Net proceeds to the Company were $864,000. The Company settled these promissory notes in full through the issuance of an aggregate of 11,000 shares of Series A convertible preferred stock. The preferred stock is convertible into shares of common stock at a rate of 88% of market price, as defined. The Company also issued three warrants to purchase an aggregate of 1,500,000 shares of common stock at an exercise price of $0.30 per share.
o Transferred $500,000 of the proceeds received from the promissory notes described above to the personal account of Richard Windorski, as more fully described in Notes 10 and 11. Of this amount, $217,000 has been repaid.
o Entered into an agreement to purchase 2,800,000 shares of common stock from Richard Windorski. Mr. Windorski indicated that these shares were pledged as collateral for the promissory notes described above. The purchase amount is $364,000. The Company has asked legal counsel to review the appropriateness of this agreement.
o In May 2004, Richard Windorski resigned as Chief Executive Officer and Chairman of the Board of Directors. His successor is Jeffrey Smuda, former Chief Operating Officer.
o Amended its Articles of Incorporation to increase its authorized shares to 250,000,000 shares of common stock and 10,000,000 shares of preferred stock.

F-16

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On August 28, 2003, the accounting firm of James C. Marshall, CPA, P.C. ("Marshall"), was dismissed by the company. No adverse opinion or disclaimer of opinion has been received by the company from Marshall, nor has any opinion given been modified as to uncertainty, audit scope or accounting principles. The board of directors approved this change. There have been no disagreements with Marshall regarding accounting principles or practices, financial statement disclosure or auditing scope or procedure neither during the years ending December 31, 2001 or 2002, nor through the date hereof.

On August 28, 2003, the firm of Weinberg & Co., P.A. ("Weinberg"), was retained by the company to act as its auditor. Weinberg will perform all audits of financial statements for the company from this point forward. During the years ended December 31, 2001 and 2002 and through the date hereof, the Company did not consult Weinberg with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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Part II. Information Not Required In Prospectus

Indemnification of Directors and Officer

In so far as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedence, submitted to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Commission Policy

Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling OPLO. OPLO has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Recent Sales of Unregistered Securities

OPLO made the following sales of stock without registration using the exceptions available under the Securities Act of 1933, as amended, including unregistered sales made pursuant to Section 4(2) of the Securities Act of 1933, as follows:

During the year 2004 to date, the Company had the following sales of unregistered securities:

On February 11, 2004, we issued 50,000 shares of common stock to Downing for services rendered. The value at the time of issuance was $0.190 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 11, 2004, we issued 50,000 shares of common stock to Barnard for services rendered. The value at the time of issuance was $0.190 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 500,000 shares of common stock to Donna Ascencio for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. These shares were issued by the prior CEO without Board approval and were subsequently cancelled in September 2004.

On February 20, 2004, we issued 1,000,000 shares of common stock to Ray Ascencio for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. These shares were issued by the prior CEO without Board approval and were subsequently cancelled in September 2004.

On February 20, 2004, we issued 50,000 shares of common stock to Best for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 250,000 shares of common stock to Cochran for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 100,000 shares of common stock to Downing for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering. These shares were issued by the prior CEO without Board approval and were subsequently cancelled in September 2004.

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On February 20, 2004, we issued 500,000 shares of common stock to Green for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 750,000 shares of common stock to Norton for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.  These shares were issued by the prior CEO without Board approval and were subsequently cancelled in September 2004.

On February 20, 2004, we issued 250,000 shares of common stock to Procter for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 1,000,000 shares of common stock to Robles for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.  These shares were issued by the prior CEO without Board approval and were subsequently cancelled in September 2004.

On February 20, 2004, we issued 4,000,000 shares of common stock to Smuda for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 2,000,000 shares of common stock to Joel Windorski for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 250,000 shares of common stock to Lynn Windorski for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 20, 2004, we issued 8,000,000 shares of common stock to Richard Windorski for services rendered. The value at the time of issuance was $0.185 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 1, 2004, we issued 8,200,000 shares of common stock to Soma Intertrans for the payment of services rendered. The value at the time of issuance was $0.170 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 1, 2004, we issued 50,000 shares of common stock to Wojner for the payment of services rendered. The value at the time of issuance was $0.170 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 15, 2004, we issued 2,000,000 shares of common stock to Ringle for the payment of debt. The value at the time of issuance was $0.174 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 15, 2004, we issued 1,000,000 shares of common stock to Rudolph for the payment of debt. The value at the time of issuance was $0.174 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On April 28, 2004, we issued 200,000 shares of common stock to Davis for the partial conversion of a convertible note. The conversion price was $0.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

Preferred Shares

In March 2004, OPLO issued an aggregate of 11,000 shares of its Series A Convertible Preferred Stock (3,500 shares to Mercator Momentum Fund, LP, and 7,500 shares to Mercator Momentum Fund III, LP), par value $0.0001 per share, which shall be convertible into shares of the Company's Common Stock. The convertible debenture can be converted into shares of common stock with the Conversion Price per share being 85% of the average of the lowest three trading prices during the 20 trading days preceding the conversion date.

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During the year ended December 31, 2003 the Company had the following sales of unregistered securities transactions:

On January 20, 2003 we issued 100,000 shares of common stock to Lebed & Lara LLC for services valued at the $.11 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On January 20, 2003 we issued 500,000 shares of common stock to T. Peter & Company for services valued at $.11 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 7, 2003 we issued 36,000 shares of common stock to Edward Cook for the conversion of a convertible note. The conversion price was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 7, 2003 we issued 1,000,000 shares of common stock to Joel Windorski for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On February 7, 2003 we issued 100,000 shares of common stock to Kenneth Windorski for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 4, 2003 we issued 100,000 shares of common stock to Dawn Hart for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 4, 2003 we issued 200,000 shares of common stock to Grant Oppegaard for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 4, 2003 we issued 200,000 shares of common stock to James Larrington for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 4, 2003 we issued 100,000 shares of common stock to Jane Larrington for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On March 4, 2003 we issued 50,000 shares of common stock to Lori Cochran for services valued at $.09 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On March 4, 2003 we issued 100,000 shares of common stock to Lynn Windorski for services valued at $.09 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On March 4, 2003 we issued 100,000 shares of common stock to Patricia Robinson for services valued $.09 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On March 4, 2003 we issued 1,250,000 shares of common stock to Richard Windorski for services valued at $.09 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

37

On March 4, 2003 we issued 50,000 shares of common stock to Robert Best for services valued at $.09 per share for services in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 4, 2003 we issued 300,000 shares of common stock to the Wells Group for services valued at $.09 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 4, 2003 we issued 100,000 shares of common stock to the Wells Group for services valued at $.09 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 14, 2003 we issued 200,000 shares of common stock to Morris Point Investor for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On March 14, 2003 we issued 200,000 shares of common stock to Robert Higdem for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On May 5, 2003 we issued 50,000 shares of common stock to Joel Windorski for services valued at $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 5, 2003 we issued 1,875,000 shares of common stock to Marc Schechtman for services debt valued at $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 5, 2003 we issued 500,000 shares of common stock to Patricia Robinson for services valued at $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 5, 2003 we issued 3,500,000 shares of common stock to Richard Windorski for services valued at $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On May 23, 2003 we issued 250,000 shares of common stock to Richard Haupt for services related to an acquisition valued at $.02 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 2, 2003 we issued 1,000,000 shares of common stock to Richard Windorski for services rendered valued at $.07 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On June 10, 2003 we issued 1,428,571 shares of common stock to Sarah Procter for services rendered valued at $.10 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 22, 2003 we issued 125,000 shares of common stock to The Software Firm for services rendered valued at $.06 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 22, 2003 we issued 266,667 shares of common stock to The Software Firm for services rendered valued at $.06 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On August 4, 2003 we issued 500,000 shares of common stock to Joel Windorski for services rendered valued at $.13 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 18, 2003 we issued 200,000 shares of common stock to Vertex Ventures for services rendered valued at $.14 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 19, 2003 we issued 30,166 shares of common stock to Larington/Jacobson for services rendered valued at $.14 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 25, 2003 we issued 2,074,000 shares of common stock to Marcy Windorski for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On September 10, 2003 we issued 1,568,750 shares of common stock to Common Sense Holdings in settlement of debt valued at $.13 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 10, 2003 we issued 168,750 shares of common stock to Mercury Investment Group in settlement of debt valued at $.13 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 17, 2003 we issued 140,000 shares of common stock to Wallace Jacobson for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On September 30, 2003 we issued 300,000 shares of common stock to J.D. Gershan for cash at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 30, 2003 we issued 200,000 shares of common stock to Luke Taylor for cash at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 30, 2003 we issued 50,000 shares of common stock to Luke Taylor for cash at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 30, 2003 we issued 1,300,000 shares of common stock to Mahtab Torkan for cash at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 3, 2003 we issued 400,000 shares of common stock to Howard Weiss for cash at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 3, 2003 we issued 230,000 shares of common stock to Mark Rothenstein for services valued at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 15, 2003 we issued 950,000 shares of common stock to Paul Titus for the conversion of a convertible note. The conversion price of the stock was $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On October 15, 2003 we issued 420,000 shares of common stock to Paul Titus for the conversion of a convertible note. The conversion price of the stock was $.05 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

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On October 15, 2003 we issued 289,700 shares of common stock to Paul Titus services valued at $.26 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On October 15, 2003 we issued 1,272,728 shares of common stock to Petree for services related to an acquisition valued at $.25 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On October 15, 2003 we issued 21,410 shares of common stock to Ruben Robles services related to an acquisition valued at $.14 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On October 17, 2003 we issued 330,910 shares of common stock to Beacon Business Enterprises for services related to an acquisition valued at $.25 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering

On December 9, 2003 we issued 2,000,000 shares of common stock to Jeff Smuda for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 we issued 775,000 shares of common stock to Lori Cochran for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 we issued 725,000 shares of common stock to Lynn Windorski for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 we issued 1,100,000 shares of common stock to Pat Green for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 we issued 2,583,333 shares of common stock to Richard Windorski for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 we issued 50,000 shares of common stock to Ron Clark for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 9, 2003 we issued 375,000 shares of common stock to Sarah Proctor for services valued at $.20 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On December 12, 2003 we issued 191,490 shares of common stock to BCI Burke for services valued at $.18 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

In 2003 we issued another 50,000 shares of common stock to Luke Taylor for cash at $.08 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

During the year ended December 31, 2002 the Company had the following sales of unregistered securities transactions:

On March 22, 2002, we issued 100,000 shares of common stock to Bellassal for the conversion of a convertible note. The conversion price was $0.200 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On March 22, 2002, we issued 16,667 shares of common stock to Lamington for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 8,333 shares of common stock to Jacobson for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 16,667 shares of common stock to DeCent for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 16,667 shares of common stock to Thomas Windorski for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 33,333 shares of common stock to Kuchowicz for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 33,333 shares of common stock to Porter for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 66,667 shares of common stock to Best for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 83,333 shares of common stock to Business Resources for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 16,667 shares of common stock to Wise for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 16,667 shares of common stock to Haupt for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 25,000 shares of common stock to Matsukado for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 20,000 shares of common stock to Issac Trust for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 30,000 shares of common stock to Cook for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 166,667 shares of common stock to Corporate Architechs for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 21,000 shares of common stock to Joel Windorski for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On March 22, 2002, we issued 3,333 shares of common stock to Procopio for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 45,000 shares of common stock to Ringle for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 33,333 shares of common stock to Kuchowicz for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 33,333 shares of common stock to Green for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 143,333 shares of common stock to All Modes Inc. for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 13,000 shares of common stock to Styer Transportation for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 73,333 shares of common stock to Skinner Transfer for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 25,000 shares of common stock to Transportation Acquisition for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 30,333 shares of common stock to Shallow Brothers Trucking for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 21,667 shares of common stock to MJH for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 90,000 shares of common stock to Dedicated Systems for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On March 22, 2002, we issued 266,667 shares of common stock to Richard Windorski for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 15, 2002, we issued 200,000 shares of common stock to Green for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 15, 2002, we issued 200,000 shares of common stock to Ranno for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 15, 2002, we issued 200,000 shares of common stock to Kuchowicz for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On July 15, 2002, we issued 200,000 shares of common stock to Smith for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On July 15, 2002, we issued 2,800,000 shares of common stock to Richard Windorski for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 8,333 shares of common stock to Suthann for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 16,667 shares of common stock to Faison for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 30,000 shares of common stock to Spino for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 66,667 shares of common stock to Bjombak for the conversion of a convertible note. The conversion price was $0.150 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 6,667 shares of common stock to Alberts for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 10,000 shares of common stock to Bartel for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 6,667 shares of common stock to Thomas Windorski for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 16,667 shares of common stock to Joel Windorski for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 6,667 shares of common stock to Procter for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 13,333 shares of common stock to Cooke for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 10,000 shares of common stock to Fangmann for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 3,333 shares of common stock to Suthann for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On August 26, 2002, we issued 450,000 shares of common stock to Tidewater Properties for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On August 26, 2002, we issued 110,000 shares of common stock to Mercom Capital for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 11, 2002, we issued 33,333 shares of common stock to Bellassai for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 11, 2002, we issued 66,667 shares of common stock to Page for the conversion of a convertible note. The conversion price was $0.150 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 11, 2002, we issued 3,333 shares of common stock to Jacobson for the conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 11, 2002, we issued 8,333 shares of common stock to Joel Windorski for the conversion of a convertible note. The conversion price was $0.075 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 11, 2002, we issued 25,000 shares of common stock to Joel Windorski for the conversion of a convertible note. The conversion price was $0.075 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 12, 2002, we issued 100,000 shares of common stock to Mercom Capital for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 13, 2002, we issued 150,000 shares of common stock to Mercom Capital for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On September 16, 2002, we issued 10,000 shares of common stock to Phoenix for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 2, 2002, we issued 100,000 shares of common stock to Cochran for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 2, 2002, we issued 100,000 shares of common stock to Mercom Capital for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 10, 2002, we issued 100,000 shares of common stock to Intemonetary Resources for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 14, 2002, we issued 50,000 shares of common stock to Whelan for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 14, 2002, we issued 50,000 shares of common stock to Meyer for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 14, 2002, we issued 50,000 shares of common stock to Meyer for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 14, 2002, we issued 50,000 shares of common stock to Meyer for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On October 14, 2002, we issued 100,000 shares of common stock to Whelan for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 14, 2002, we issued 50,000 shares of common stock to Blackwater Capital for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 14, 2002, we issued 100,000 shares of common stock to Blackwater Capital for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 33,333 shares of common stock to Jacobson for the conversion of a convertible note. The conversion price was $0.075 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 10,000 shares of common stock to Lamington for the conversion of a convertible note. The conversion price was $0.075 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 100,000 shares of common stock to Jacobson for the conversion of a convertible note. The conversion price was $0.075 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 90,000 shares of common stock to Lamington for the conversion of a convertible note. The conversion price was $0.075 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 135,833 shares of common stock to A & B Process Systems for the partial conversion of a convertible note. The conversion price was $0.300 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 200,000 shares of common stock to Lewensohn for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 490,000 shares of common stock OP Logistics for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 21, 2002, we issued 1,000,000 shares of common stock OP Logistics for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 23, 2002, we issued 11,667 shares of common stock Joel Windorski for services rendered. The value at the time of issuance was $0.090 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On October 25, 2002, we issued 66,667 shares of common stock to Talbot for the conversion of a convertible note. The conversion price was $0.150 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

On November 4, 2002, we issued 300,000 shares of common stock Joel Windorski for services rendered. The value at the time of issuance was $0.240 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

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On December 31, 2002, we issued 1,600,000 shares of common stock Tidewater Properties for the payment of debt. The value at the time of issuance was $0.050 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933 as a sale of securities not involving a public offering.

Other unregistered issusances

On July 18, 2003 we filed a Form S-8 registering 10,000,000 shares to be issued pursuant to our 2003 Incentive and Non Statutory Stock Option Plan. We issued 14,383,652 shares free trading shares pursuant to the Form S-8 for an over issuance of 4,383,652 shares.

On February 4, 2004 we filed a Form S-8 registering 13,000,000 shares to be issued pursuant to our 2004 Incentive and Non Statutory Stock Option Plan. We issued 19,595,833 free trading shares pursuant to the Form S-8 for an over issuance of 6,595,833 shares.

We are currently either in litigation or in negotiations with the recipients of the over issued shares for the return of such shares.

Exhibits
Exhibit
Number	Description

3.1	Articles of Incorporation of FifthCAI, Inc. (1)
3.2	Amendment to Articles of Incorporation of FifthCAI, Inc. (1)
3.2.1	Amendment to Articles of Incorporation of ORDERPRO LOGISTICS, INC. *
3.2.2	Amended Certificate of Designations of Series A Convertible Stock OrderPro Logistics, Inc. *
3.2.3	Second Amended Certificate of Designations of Series A Convertible Stock OrderPro Logistics, Inc. *
3.3	Bylaws of FifthCAI (1)
4.1	Form of Convertible Debenture (1)
4.2	Form of Subscription Agreement (1)
4.3	Form of Subscription Agreement *
5.1	Opinion re: Legality *
23.1	Consent of Naccarato & Associates (Included in opinion filed as Exhibit 5.1) *
23.2	Consent of independent auditors Weinberg & Company, P.A., Certified Public Accounts *

(1)	Incorporated by reference from an exhibit filed with Form SB-2 on January 16, 2001, File No. 333-
53740
*	Filed Herewith

(b) Reports on Form 8-K
October 29, 2004 Item 8.01 Other Events
Item 99 News Release

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Undertakings

The undersigned registrant hereby undertakes that it will:

Undertaking (a)

(a)    The undersigned registrant hereby undertakes::

(1)    To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)    To include any prospectus required by Section 10(a)(3) of the securities Act 1933:

(ii)   To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)    That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b)    The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company’s annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tucson, AZ, 85704.

Registrant:    OrderPro Logistics, Inc.

Signature		Title	Date

By:	/s/ Jeffrey M. Smuda	Chief Executive Officer and Director	October 29, 2004
Jeffrey M. Smuda

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:

Signature		Title	Date

By:	/s/ Jeffrey M. Smuda	Chief Executive Officer and Director	October 29, 2004
Jeffrey M. Smuda

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